Exhibit 4(h)

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                            DATED 21ST DECEMBER 2001


                         HK$2,050,000,000 TERM LOAN AND
                      STANDBY LETTER OF CREDIT FACILITIES

                                    Between

                          PACIFIC CENTURY HKT LIMITED
                                  as Borrower


                       PACIFIC CENTURY CYBERWORKS LIMITED
                                  as Guarantor

                        EXCEL BRIGHT PROPERTIES LIMITED
                               GAIN SCORE LIMITED
                                  as Obligors

             INDUSTRIAL AND COMMERCIAL BANK OF CHINA (ASIA) LIMITED
                           as Co-ordinating Arranger


                      THE BANKS AND FINANCIAL INSTITUTIONS
                            named herein as Lenders


                                      and


                  THE INDUSTRIAL AND COMMERCIAL BANK OF CHINA,
                                HONG KONG BRANCH
                                    as Agent



                                 Herbert Smith
                          23rd Floor, Gloucester Tower
                                  The Landmark
                                    Central
                                   Hong Kong

                           (Ref: 2394/5054/30822918)


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


                               TABLE OF CONTENTS



                                   SECTION 1
                                 INTERPRETATION

1.    DEFINITIONS AND INTERPRETATION ..........................................1

                                   SECTION 2
                                 THE FACILITIES

2.    THE FACILITIES .........................................................12
3.    PURPOSE ................................................................12
4.    CONDITIONS OF DRAWDOWN AND UTILISATION .................................13

                                   SECTION 3
                                    DRAWDOWN

5.    DRAWDOWN................................................................14

                                   SECTION 4
                     REPAYMENT, PREPAYMENT AND CANCELLATION

6.    REPAYMENT...............................................................18
7.    PREPAYMENT AND CANCELLATION ............................................18

                                   SECTION 5
                               INTEREST AND FEES

8.    INTEREST ...............................................................21
9.    INTEREST PERIODS .......................................................22
10.   RIGHT OF SBLC LENDERS ..................................................22
11.   PAYMENTS IN RESPECT OF SBLCS ...........................................24
12.   CHANGES TO THE CALCULATION OF INTEREST .................................26
13.   FEES ...................................................................27

                                   SECTION 6
                         ADDITIONAL PAYMENT OBLIGATIONS

14.   TAX GROSS-UP AND INDEMNITIES ...........................................29
15.   INCREASED COSTS ........................................................30
16.   OTHER INDEMNITIES ......................................................31
17.   MITIGATION BY THE FINANCE PARTIES ......................................33
18.   EXPENSES ...............................................................33
19.   COSTS ..................................................................33

                                   SECTION 7
                                   GUARANTEE

20.   GUARANTEE AND INDEMNITY ................................................34

                                   SECTION 8
              REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT

21.   REPRESENTATIONS ........................................................37
22.   INFORMATION UNDERTAKINGS ...............................................40
23.   GENERAL UNDERTAKINGS ...................................................41
24.   EVENTS OF DEFAULT ......................................................44

                                   SECTION 9
                               CHANGES TO PARTIES

25.   CHANGES TO THE LENDERS .................................................48
26.   CHANGE TO THE BORROWER .................................................51

                                   SECTION 10
                              THE FINANCE PARTIES

27.   ROLE OF THE AGENT AND THE CO-ORDINATING ARRANGER .......................52
28.   CONDUCT OF BUSINESS BY THE FINANCE PARTIES .............................56
29.   SHARING AMONG THE LENDERS ..............................................56

                                   SECTION 11
                                 ADMINISTRATION

30.   PAYMENT MECHANICS ......................................................59
31.   SET-OFF ................................................................61
32.   NOTICES ................................................................61
33.   CALCULATIONS AND CERTIFICATES ..........................................62
34.   PARTIAL INVALIDITY .....................................................63
35.   REMEDIES AND WAIVERS ...................................................63
36.   AMENDMENTS AND WAIVERS .................................................63
37.   COUNTERPARTS ...........................................................64

                                   SECTION 12
                         GOVERNING LAW AND ENFORCEMENT

38.   GOVERNING LAW ..........................................................65
39.   ENFORCEMENT.............................................................65
SCHEDULE 1 THE ORIGINAL LENDERS ..............................................67
SCHEDULE 2 CONDITIONS PRECEDENT ..............................................68

SCHEDULE 3 REQUESTS ..........................................................71
SCHEDULE 4 FORM OF TRANSFER CERTIFICATE ......................................73
SCHEDULE 5 FORM OF SBLC ......................................................75
SCHEDULE 6 SBLC REDUCTION SCHEDULE ...........................................77
SCHEDULE 7 FORM OF SBLC APPLICATION ..........................................78
SCHEDULE 8 FORM OF SBLC AMENDMENT APPLICATION ................................79
SCHEDULE 9 PRC PROPERTIES ....................................................80
SCHEDULE 10 LEASING ACCOUNT REPORT ...........................................81

THIS AGREEMENT is dated 21st December 2001 and made between:

(1) PACIFIC CENTURY HKT LIMITED (to be renamed PROFIT CENTURY FINANCE NO. 2 LIMITED) (the "Borrower");

(2)    PACIFIC CENTURY CYBERWORKS LIMITED (the "Guarantor");

(3)    EXCEL BRIGHT PROPERTIES LIMITED (the "Chargor");

(4) GAIN SCORE LIMITED ("Gain Score"), a company incorporated in the British Virgin Islands;

(5) INDUSTRIAL AND COMMERCIAL BANK OF CHINA (ASIA) LIMITED (the "Co-ordinating Arranger");

(6) THE BANKS AND FINANCIAL INSTITUTIONS listed in Schedule 1 as lenders (the "Original Lenders");

(7) THE INDUSTRIAL AND COMMERCIAL BANK OF CHINA, HONG KONG BRANCH as agent of the Lenders (the "Agent");

IT IS AGREED as follows:

                                   SECTION 1

                                 INTERPRETATION

1.     DEFINITIONS AND INTERPRETATION

1.1    Definitions

       In this Agreement:

       "Account Charge" means the account charge given or to be given by the RMB Borrower in favour of the Beneficiary over the Charged Account.

       "Affiliate" means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

       "Agreement Date" means the date of this Agreement.

       "Arrangement Fee Letter" means an arrangement fee letter of even date between the Co-ordinating Arranger and the Borrower, setting out the arrangement fees payable by the Borrower under Clause 13.4 (Arrangement fee).

       "Authorization" means an authorization, consent, approval, resolution, licence, exemption, filing or registration.

       "Availability Period" means the period from and including the Agreement Date to and including 31st December 2002 or the date on which all Available Commitments are reduced to zero whichever is the earlier.

       "Available Commitment" means the aggregate for the time being of the Available Term Loan Commitment and Available SBLC Commitment.

       "Available Facility" means the aggregate for the time being of the Available Term Loan Facility and the Available SBLC Facility.

       "Available SBLC Commitment" means an SBLC Lender's Commitment minus the amount of its participation in any issue of an SBLC.

       "Available SBLC Facility" means the aggregate for the time being of each SBLC Lender's Available SBLC Commitment.

       "Available Term Loan Commitment" means a Term Loan Lender's Commitment minus:

       (a)    the amount of its participation in any outstanding Loans; and

       (b) in relation to any proposed Drawdown, the amount of its participation in any Loans that are due to be made on or before the proposed Drawdown Date.

       "Available Term Loan Facility" means the aggregate for the time being of each Term Loan Lender's Available Term Loan Commitment.

       "Beneficiary" means The Industrial and Commercial Bank of China, Head Office.

       "Break Costs" means the amount (if any) by which:

       (a) the interest which a Lender should have received for the period from the date of receipt of all or any part of its participation in a Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

       exceeds:

       (b) the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the Hong Kong interbank market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

       "Business Day" means a day (other than a Saturday or a Sunday) on which commercial banks are open for business in Hong Kong and where such term is used in relation to the issue of or any payment under an SBLC, the PRC.

       "Car Parks" means the car parks owned by the RMB Borrower comprising part of Pacific Century Place, Beijing 2A Worker's Stadium Road, North Chaoyang District, Beijing, PRC.

       "Charged Account" means the operating account held with ICBC in the name of the RMB Borrower into which the RMB Borrower shall deposit proceeds from the PRC Properties in accordance with the RMB Facility Documents.

       "Commitment" means:

       (a) in relation to an Original Lender, the amount set opposite its name under the heading "Commitment" in Schedule 1 (The Original Lenders) and the amount of any other Commitment transferred to it under this Agreement; and

       (b) in relation to any other Lender, the amount of any Commitment transferred to it under this Agreement,

       to the extent not cancelled, reduced or transferred by it under this Agreement.

       "Debenture" means the debenture entered into or to be entered into by Gain Score in favour of ICBC to secure the obligations of the Borrower and the RMB Borrower under the HKD Facilities and the RMB Facility respectively.

       "Default" means an Event of Default or any event or circumstance specified in Clause 24 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.

       "Drawdown" means a drawdown of the Term Loan Facility.

       "Drawdown Date" means the date of a Drawdown, being the date on which the relevant Loan is to be made.

       "Drawdown Request" means a notice substantially in the form set out in
       Part I of Schedule 3 (Requests).

       "Expiry Date" means, in relation to an SBLC, 14 Business Days after the earlier of:

       (a)    the Repayment Date;

       (b) the date upon which the RMB Loan in respect of which such SBLC was issued together with all interest thereon and all other amounts payable to the Beneficiary under the RMB Loan Agreement relating thereto have been irrevocably and unconditionally repaid or prepaid in full; and

       (c) the date upon which the Principal Amount of that SBLC (as determined in accordance with the terms of that SBLC) is irrevocably reduced to zero in accordance with the terms of this Agreement.

       "Event of Default" means any event or circumstance specified as such in Clause 24 (Events of Default).

       "Facilities" means the Term Loan Facility and the SBLC Facility.

       "Facility Office" means the office or offices notified by a Lender to the Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five Business Days' written notice) as the office or offices through which it will perform its obligations under this Agreement.

       "Finance Documents" means this Agreement, the Security Documents, the RMB Facility Documents, the Arrangement Fee Letter, the ICBC HK Indemnity Letter, the PCCW Indemnity Letter, each SBLC and any other document designated as such by the Agent and the Borrower and "Finance Document" shall mean any or a specific one of them as the context requires.

       "Finance Party" means the Agent, the Co-ordinating Arranger or a Lender.

       "Financial Indebtedness" means any indebtedness for or in respect of:

       (a)    moneys borrowed;

       (b)    any acceptance credit;

       (c) any bonds, notes, debentures, loan stock or any similar instrument;

       (d) any lease or hire purchase contract which would, in accordance with generally accepted accounting principles in Hong Kong, be treated as a finance or capital lease;

       (e) receivables sold or discounted (other than on a non-recourse basis);

       (f) any amount raised under any other transaction having the commercial effect of a borrowing;

       (g) any derivative or hedging transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value shall be taken into account);

       (h) any counter indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution; and

       (i) the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to
              (h) above.

       "FX Cushion" means, at any time, the percentage of the HK$ amount of the total SBLCs issued under this Agreement being at least 105% of the RMB equivalent amount of the outstanding principal due to the Beneficiary under the RMB Facility. For the purposes of the FX Cushion, the exchange rate between HK$ and RMB shall be determined by the Agent in its sole discretion (using the exchange rate for such currencies as is generally applicable at the relevant time to transactions to which it is a party).

       "Group" means the Borrower, the Guarantor, the RMB Borrower, Gain Score and the Chargor.

       "HIBOR" means, in relation to the determination of the relevant rate of interest for a period,

       (i) the rate designated as "FIXING@11:00" (or any other designation which may from time to time replace that designation or, if no such designation appears, the arithmetic average (rounded upwards, to five decimal places) of the displayed rates) appearing under the headings "HONG KONG INTERBANK OFFERED RATES (HK DOLLAR)" on the Reuters Screen "HIBOR1 = R" Page (or, if that Reuters Screen "HIBOR1 = R" Page is not available, its successor page as the Agent may in its absolute discretion determine or from such other source as the Agent may in its absolute discretion determine), for that period (or, if there is no identical period, such period as is nearly comparable to that period as the Agent may in its absolute discretion determine), at or about 11:00 a.m. (Hong Kong time) on the relevant Quotation Date (the "Reuters HIBOR Rate"), or

       (ii) if the applicable Reuters HIBOR Rate is not available before 12:00 noon (Hong Kong time) on the first day of that period or if at any time the Agent determines in its absolute discretion that there is no nearly comparable period as mentioned in (i) above, the interest rate at which HK Dollar deposits are offered to the Agent in the Hong Kong inter-bank market at 12:00 noon (Hong Kong time) on the first day of the relevant Quotation Date for a period equivalent to the relevant required period (or, if the period is not the same, such period as is nearly comparable thereto as the Agent determines) in an amount comparable to the Loan or any unpaid sum.

       "HK Dollars" or "HK$" means the lawful currency for the time being of Hong Kong.

       "HKD Facilities" means the Term Loan Facility and the SBLC Facility.

       "HKD Finance Documents" means all the Finance Documents save for the RMB Facility Documents.

       "Holding Company" means, in relation to a company or corporation, any other company or corporation in respect of which it is a Subsidiary.

       "ICBC" means The Industrial and Commercial Bank of China.

       "ICBC HK" means The Industrial and Commercial Bank of China, Hong Kong Branch.

       "ICBC HK Indemnity Letter" means an indemnity letter entered into or to be entered into by ICBC HK in favour of the Beneficiary in relation to the RMB Facility.

       "Interest Period" means, in relation to a Loan, each period determined in accordance with Clause 9 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 8.3 (Default interest).

       "Issue Date" means, in relation to the issue of an SBLC, the date on which it is proposed in the relevant SBLC Application that it be opened or, after it has been opened, the date on which it was opened.

       "Lender" means:

       (a)    any Original Lender; and

       (b) any bank or financial institution which has become a Party in accordance with Clause 25 (Changes to the Lenders), which in each case has not ceased to be a Party in accordance with the terms of this Agreement.

       "Loan" means a loan made or to be made under the Term Loan Facility or the principal amount outstanding for the time being of that loan.

       "Loan to Value Ratio" means, at any time, the percentage of the outstanding balance (including all amounts drawndown or to be drawndown pursuant to a Drawdown Request (or the equivalent thereof under the RMB Facility)) of the Term Loan Facility and the RMB Facility at such time to the aggregate open market value at such time of the PRC Properties mortgaged in favour of the Beneficiary plus the value of such other security acceptable to the Lenders pursuant to Clause 23.8 (Loan to Value Ratio).

       "Major Subsidiaries" means from time to time any Subsidiary of the Guarantor whose gross revenues exceeds 20% of the consolidated gross revenues of the Guarantor and its Subsidiaries, as specified in the most recent consolidated financial statements of the Guarantor.

       "Majority Lenders" means:

       (a) if there are no Loans or SBLCs then outstanding, a Lender or Lenders whose Commitments aggregate more than 66 2/3 per cent. of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 66 2/3 per cent. of the Total Commitments immediately prior to the reduction); or

       (b) at any other time, a Lender or Lenders whose participations in the Loans and/or the SBLCs then outstanding aggregate more than 66 2/3 per cent. of all the Loans and/or the SBLCs then outstanding.

       "Margin" means one point four five per cent. (1.45%) per annum.

       "Material Adverse Effect" means, in respect of any Obligor, an effect on the financial condition or operations of that Obligor, or the ability of that Obligor to comply with its obligations under the Finance Documents, that is in the reasonable opinion of the Majority Lenders, material and adverse.

       "Month" means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

       (a) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day; and

       (b) if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month.

       The above rules will only apply to the last Month of any period.

       "Mortgages" means the mortgages given or to be given by the RMB Borrower in favour of the Beneficiary in relation to the PRC Properties and "Mortgage" means any of them.

       "Obligors" means the Borrower, the Guarantor, Gain Score and the Chargor and "Obligor" shall mean any or a specific one of them as the context requires.

       "Original Financial Statements" means:

       (a) in relation to the Guarantor, its audited consolidated financial statements for its financial year ended 31st December 2000;

       (b) in relation to Gain Score, its audited financial statements for its financial year ended 31st December 2000;

       (c) in relation to the Borrower and the Chargor, its audited financial statements for its financial year ended 31st December 2002.

       "Party" means a party to this Agreement and includes its successors in title, permitted assigns and permitted transferees.

       "Permitted Disposal" means in respect of the RMB Borrower:

       (1) any sale of any unit of the PRC Properties for a consideration not less than 80% of the market price of the subject PRC Property (as set out in the most recent valuation report);

       (2) any lease of any unit of the PRC Properties for a rental not less than 80% of the prevailing rental price of the subject PRC Property (determined on a portfolio basis);

       (3) any other sales of any unit of the PRC Properties, subject to a maximum aggregate amount of such sales in any calendar year of HK$200 million (or its equivalent in any other currency or currencies); and

       in respect of Gain Score, any transfer by Gain Score of its interests in Beijing Jingwei Property Management Co. Ltd. to a Subsidiary of the Guarantor.

       "Permitted Purchases" means a purchase of (1) any property forming part of the PRC Properties and (2) any other assets for an aggregate consideration not exceeding HK$20,000,000 (or its equivalent in any other currency or currencies) in any year.

       "Permitted Indebtedness" means, in respect of any year, Financial Indebtedness of the RMB Borrower which, when aggregated with all other Financial Indebtedness incurred by the RMB Borrower during such year not exceeding HK$20,000,000 (or its equivalent in any other currency or currencies).

       "PCCW Indemnity Letter" means an indemnity letter entered into or to be entered into by the Guarantor in favour of ICBC HK in relation to the obligations of ICBC HK under the ICBC HK Indemnity Letter.

       "PRC" means the People's Republic of China.

       "PRC Properties" means Pacific Century Place Beijing the details of which are set out in Schedule 9.

       "Proportion" means, in respect of an SBLC Lender, its SBLC Commitment divided by the Total SBLC Commitments, both determined as at the Issue Date of the relevant SBLC (but subject to any variation thereof pursuant to Clause 25 (Changes to the Lenders)).

       "Principal Amount" means, in relation to an SBLC, the amount stated therein as being the principal amount of that SBLC.

       "Quotation Date" means, in relation to any period for which an interest rate is to be determined in accordance with the terms of this Agreement, the day on which quotations would ordinarily be given by prime banks in the Hong Kong interbank market for deposits in HK Dollars for delivery on the first day of that period.

       "Repayment Date" means (i) for the Term Loan Facility, 20th December 2008, and (ii) for the SBLC Facility, 20th January 2009.

       "Repeating Representations" means each of the representations set out in Clause 21 (Representations) except Clauses 21.7 (Deduction of Tax) and
       21.8 (No filing or stamp taxes).

       "RMB" means the lawful currency for the time being of the PRC.

       "RMB Borrower" means Beijing Jing Wei House and Land Estate Development Co. Ltd., a sino-foreign co-operative joint venture established under the laws of the PRC.

       "RMB Commitment" means the commitment of the Beneficiary under the RMB Facility as determined in accordance with the terms of the RMB Facility Documents.

       "RMB Facility" means the RMB1,300,000,000 facility provided by the Beneficiary to the RMB Borrower under the RMB Loan Agreements.

       "RMB Facility Agreement" means the RMB facility agreement entered or to be entered into by the Beneficiary as lender and the RMB Borrower as borrower in relation to the RMB Facility.

       "RMB Facility Documents" means the RMB Loan Agreements, the RMB Facility Agreement, the Mortgages and the Account Charge.

       "RMB Loan" means a RMB loan made or to be made under the RMB Facility or the principal amount outstanding of that loan.

       "RMB Loan Agreements" means each of the RMB loan agreements entered into or to be entered into between the Beneficiary as lender and the RMB Borrower as borrower in relation to the RMB Facility and pursuant to the terms of the RMB Facility Agreement and "RMB Loan Agreement" shall mean any of them.

       "Rollover Notice" means a notice substantially in the form set out in
       Part II of Schedule 3 (Requests) given in accordance with Clause 9 (Interest Periods).

       "SBLC" means each standby letter of credit issued by the Agent, as agent for and on behalf of the SBLC Lenders, substantially in the form of
       Schedule 6.

       "SBLC Amendment Application" means a notice substantially in the form of
       Schedule 8.

       "SBLC Application" means a notice substantially in the form set out in
       Schedule 7.

       "SBLC Commitment" means in relation to an SBLC Lender, the amount set out opposite its name in Part II of Schedule 1 as reduced, cancelled, varied, increased or assumed (as the case may be) in accordance with the terms of this Agreement.

       "SBLC Facility" means the SBLC facility made available under this Agreement as described in Clause 2 (The Facilities).

       "SBLC Issuance Fee" means any issuance fee payable by the Borrower to the Agent for the account of the SBLC Lenders pursuant to Clause 11.5 (SBLC Issuance Fee).

       "SBLC Lenders" means those Lenders which have a SBLC Commitment.

       "Security" means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

       "Security Documents" means the Debenture and the Share Charge and "Security Document" shall mean either of them.

       "Share Charge" means the share charge entered or to be entered into by the Chargor over its shares in Gain Score in favour of ICBC to secure the obligations of the Borrower and the RMB Borrower under the HKD Facilities and the RMB Facility respectively.

       "Subsidiary" of a person means any company or entity directly or indirectly controlled by such person, for which purpose "control" means either ownership of more than 50 per cent. of the voting share capital (or equivalent right of ownership) of such company or entity or power to direct its policies and management whether by contract or otherwise.

       "Tax" means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

       "Term Loan Commitment" means in relation to a Term Loan Lender, the amount set out opposite its name on Part I of Schedule 1 as reduced, cancelled, varied, increased or assumed (as the case may be) in accordance with the terms of this Agreement.

       "Term Loan Facility" means the term loan facility made available under this Agreement as described in Clause 2 (The Facilities).

       "Term Loan Lenders" means each Lender whose name appears in Part I of
       Schedule 1 in its capacity as a participant in the Term Loan Facility.

       "Total Commitments" means the aggregate of the Total Term Loan Commitments and the Total SBLC Commitments being HK$2,050,000,000 as at the Agreement Date.

       "Total SBLC Commitments" means the aggregate from time to time of all the SBLC Commitments.

       "Total Term Loan Commitments" means the aggregate from time to time of all the Term Loan Commitments.

       "Transfer Certificate" means a certificate substantially in the form set out in Schedule 4 (Form of Transfer Certificate) or any other form agreed between the Agent and the Borrower.

       "Transfer Date" means, in relation to a transfer, the later of:

       (a)    the proposed Transfer Date specified in the Transfer Certificate;
              and

       (b)    the date on which the Agent executes the Transfer Certificate.

       "Unpaid Sum" means any sum due and payable but unpaid by an Obligor under the Finance Documents.

       "US$" means the lawful currency of the United States of America.

1.2    Construction

       1.2.1  Any reference in this Agreement to:

              (A) "assets" includes present and future properties, revenues and rights of every description;

              (B) a "Finance Document" or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended or novated;

              (C) "indebtedness" includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

              (D) a "person" includes any person, firm, company, corporation, government, state or agency of a state or any association, trust or partnership (whether or not having separate legal personality) or two or more of the foregoing;

              (E) a "regulation" includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

              (F) a provision of law is a reference to that provision as amended or re-enacted; and

              (G) unless a contrary indication appears, a time of day is a reference to Hong Kong time.

       1.2.2 Section, Clause and Schedule headings are for ease of reference only.

       1.2.3 Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

       1.2.4 A Default (other than an Event of Default) is "continuing" if it has not been remedied and an Event of Default is "continuing" if it has not been waived.

                                   SECTION 2

                                 THE FACILITIES

2.     THE FACILITIES

2.1    The Facilities

       Subject to the terms of this Agreement,

       2.1.1 the Term Loan Lenders shall make available to the Borrower a HK Dollar term loan facility in an aggregate principal amount equal to the Total Term Loan Commitments; and

       2.1.2 the SBLC Lenders shall make available to the Borrower a HK Dollar standby letter of credit facility in an aggregate principal amount equal to the Total SBLC Commitments.

2.2    Lenders' rights and obligations

       2.2.1 The obligations of each Lender under the Finance Documents are several. Failure by a Lender to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

       2.2.2 The rights of each Lender under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Lender from an Obligor shall be a separate and independent debt.

       2.2.3 A Finance Party may, except as otherwise stated in the Finance Documents, separately enforce its rights under the Finance Documents.

3.     PURPOSE

3.1    Purpose

       3.1.1 The Borrower shall apply all amounts borrowed by it under the Term Loan Facility towards the general working capital requirements of the Guarantor and its Subsidiaries.

       3.1.2 Each SBLC is to be issued as security in respect of the RMB Borrower's obligations to the Beneficiary under the RMB Facility.

3.2    Monitoring

       No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4.     CONDITIONS OF DRAWDOWN AND UTILISATION

4.1    Initial conditions precedent

       The Borrower may not deliver a Drawdown Request or an SBLC Application unless the Agent has received all of the documents and other evidence listed in Schedule 2 (Conditions Precedent) in form and substance reasonably satisfactory to the Agent. The Agent shall notify the Borrower and the Lenders promptly after being so satisfied.

4.2    Further conditions precedent

       The Lenders will only be obliged to comply with their obligations to make any amount available under the Term Loan Facility pursuant to Clause 5.4 (Lenders' participation) or to participate in the issue of an SBLC (as the case may be) if on the date of the Drawdown Request or the SBLC Application (as the case may be) and on the proposed Drawdown Date or the Issue Date (as the case may be):

       4.2.1 no Default is continuing or would result from the proposed Loan or issue of the relevant SBLC (as the case may be); and

       4.2.2 the Repeating Representations to be made by each Obligor are true in all material respects.

                                   SECTION 3

                                    DRAWDOWN

5.     DRAWDOWN

5.1    Delivery of a Drawdown Request and SBLC Application

       The Borrower may utilise the Term Loan Facility and the SBLC Facility by delivery to the Agent of a duly completed Drawdown Request or a duly completed SBLC Application (as the case may be) not later than two (2) Business Days, or in the case of an SBLC Application three (3) Business Days before the Drawdown Date or the Issue Date (as the case may be).

5.2    Completion of a Drawdown Request and SBLC Application

       5.2.1 Each Drawdown Request and SBLC Application is irrevocable and will not be regarded as having been duly completed unless:

              (A) the proposed Drawdown Date or the Issue Date (as the case may be) is a Business Day within the Availability Period;

              (B) the currency and amount of the Drawdown or the SBLC to be issued (as the case may be) comply with Clause 5.3 (Currency and amount); and

              (C) in the case of a Drawdown Request the proposed Interest Period complies with Clause 9 (Interest Periods).

       5.2.2 Only one Loan or one SBLC may be requested in each Drawdown Request or SBLC Application, but the Borrower may, subject to the other terms of this Agreement, deliver more than one Drawdown Request and/or SBLC Application on any one day.

       5.2.3 The Borrower may only deliver a maximum of five (5) Drawdown Requests and a maximum of six (6) SBLC Applications during the Availability Period.

5.3    Currency and amount

       5.3.1 The currency specified in a Drawdown Request and an SBLC Application must be HK Dollars.

       5.3.2 The amount of the proposed Loan must be an amount which is not more than the Available Term Loan Facility and which is a minimum of HK$100,000,000 (or, if less, the Available Term Loan Facility) and an integral multiple of HK$10,000,000. The amount of the proposed SBLC must be less than or equal to the Available SBLC Facility subject to Clause 5.9 (Uncommitted Facility).

5.4    Lenders' participation in Loans

       5.4.1 If the conditions set out in this Agreement have been met, each Term Loan Lender shall make its participation in each Loan available through its Facility Office on the Drawdown Date.

       5.4.2 The amount of each Term Loan Lender's participation in each Loan will be equal to the proportion borne by its Available Term Loan Commitment to the Available Term Loan Facility immediately prior to making the Loan.

       5.4.3 The Agent shall notify each Term Loan Lender of the amount of each Loan as soon as practicable after receiving the Drawdown Request but in any event not later than two (2) Business Days before the proposed Drawdown Date.

5.5    Issue of SBLCs

       5.5.1 Subject to the terms of this Agreement, the Agent shall, as agent for and on behalf of the SBLC Lenders, execute and issue an SBLC in favour of the Beneficiary on the Issue Date for such SBLC. The Principal Amount of each SBLC shall be an amount in HK Dollars which is the equivalent of the amount of the RMB Loan in respect of which it is issued. The exchange rate between HK$ and RMB shall be determined by the Agent in its sole discretion (using the exchange rate for such currencies as is generally applicable at the relevant time to transactions to which it is a party) and notified to the Borrower at least five (5) Business Days before the Issue Date of each SBLC.

       5.5.2 Each SBLC Lender's liability under and in respect of an SBLC shall be its Proportion of the aggregate liabilities thereunder.

5.6    Agent to complete the SBLCs

       5.6.1 Each SBLC Lender hereby (in the case of an SBLC Lender which is an original party to this Agreement) or by its written confirmation referred to in Clause 25.5 (Procedure for transfer) (in the case of an SBLC Lender which is not an original party to this Agreement) irrevocably:

              (A) authorises the Agent (acting by any of its officers), for and on behalf of the SBLC Lender concerned to sign and issue each SBLC referred to in Clause 5.5 (Issue of SBLCs);

              (B) agrees that the Agent may effect the delivery of each such SBLC to the Beneficiary by retaining the SBLC and holding the SBLC on behalf of and to the order of the Beneficiary (the Agent shall give to the Beneficiary a copy of each such SBLC which it holds on its behalf);

              (C) agrees to ratify, on first demand by the Agent, the execution and issue of each such SBLC; and

              (D) agrees, on first demand, to indemnify and hold harmless the Agent (and its officers, employees, servants and agents) from any and all actions, claims, costs, damages, expenses, liabilities and losses which the Agent (or its officers, employees, servants or agents, as the case may
                     be) may suffer or incur by reason of the Agent's executing and issuing in good faith an SBLC on behalf of the SBLC Lenders.

       5.6.2  The Agent shall:-

              (A) notify each SBLC Lender of the details of each drawdown request delivered under the relevant RMB Loan Agreement and of the associated SBLC Application and of that SBLC Lender's Proportion of each SBLC to be issued on the relevant Issue Date as soon as practicable after receiving such SBLC Application;

              (B) within two (2) Business Days of the issuance by the Agent of any SBLC on behalf of an SBLC Lender, notify that SBLC Lender by tested telex of details of each such SBLC including the Issue Date and the Proportion of that SBLC Lender in that SBLC; and

              (C) if requested by an SBLC Lender, provide a copy of that SBLC to that SBLC Lender as soon as reasonably practicable following any such request.

5.7    Cancellation of the Available Facility

       Any part of the Available Term Loan Facility and Available SBLC Facility at the expiry of the Availability Period shall thereupon be deemed to be cancelled and automatically reduced to zero.

5.8    Requests for Amendments to SBLC

       5.8.1 Following the issuance of an SBLC pursuant to Clause 5.5 (Issue of SBLCs) or an Additional SBLC under Clause 5.9 (Uncommitted Facility) (as the case may be), the Borrower may on any Business Day request the Agent to effect amendments to such SBLC issued to increase or decrease (as referred to in Clause 11.3.4) the face amount of such SBLC so that the SBLC (with such increased or decreased face amount) will be sufficient to secure the RMB Borrower's obligations under the RMB Facility and to maintain the FX Cushion, provided that:

              (a) the Agent shall have received not later than 12:00 noon (Hong Kong time) on the third (3rd) Business Day before the date on which such amendments to the SBLC is requested to be made:

                     (i) an original SBLC Amendment Application duly completed and signed by the Borrower (specifying the increase or decrease in the face amount of such SBLC required) together with all other documents reasonably required by the Agent in connection therewith;

                     (ii) evidence in form and substance reasonably satisfactory to the Agent that the Loan to Value Ratio and the FX Cushion shall be maintained after taking into account the increase or decrease of face amount as requested in such SBLC Amendment Application; and

                     (iii) such other supporting documents as the Agent may reasonably require;

              (b) the Borrower shall pay the Agent all expenses and charges properly and reasonably incurred by it in connection with such amendments to the SBLC issued by the Agent forthwith upon demand;

              (c) no Default shall have occurred (or be likely to occur as a result of the amendments to the SBLC being made) and all the Repeating Representations made by the Obligors in or in connection with this Agreement respectively shall be true and correct as at the date on which the amendments to the SBLC are to be made with reference to the facts and circumstances then subsisting;

              (d) any amendment to an SBLC shall be subject to the prior consent of the Beneficiary (not to be reasonably withheld or delayed);

              The Agent shall notify the SBLC Lenders of the details of the SBLC Amendment Application as soon as practicable after receiving such SBLC Amendment Application.

       5.8.2 An SBLC Amendment Application once given shall be irrevocable and the Borrower shall be bound in accordance therewith, except as otherwise provided in this Agreement. An SBLC Amendment Application submitted to the Agent shall constitute an irrevocable authorisation for the Agent to amend the SBLC. Following receipt of the documents listed in Clause 5.8.1 complying with the terms of this Agreement and subject to the provisions of this Agreement, the Agent shall, on the date for the amendments to be effected as requested in the relevant SBLC Amendment Application, effect the amendments (in form and substance approved by the Agent) to the SBLC so that the aggregate increase or decrease in the face amount of the SBLC shall be equal to the amount of increase or decrease requested in such SBLC Amendment Application. The Agent shall promptly fax its amendments to the SBLC issued by it to the Beneficiary with the original to follow by courier o the terms set out in such SBLC Amendment Application.

5.9    Uncommitted Facility

       Any or all SBLC Lenders may, on an uncommitted basis and subject to being provided with such collateral therefor as it or they shall reasonably in its sole discretion require, agree to either issue further SBLCs (each an "Additional SBLC") or amend any issued SBLCs for the purpose of securing the obligations of the RMB Borrower under the RMB Facility if required in order to maintain the FX Cushion for such obligations. Any such Additional SBLCs or amended SBLCs shall at all times (when aggregated with all other SBLCs) comply with the Loan to Value Ratio and be subject to the provisions of this Agreement including without limitation this Clause 5, Clause 10 (Rights of SBLC Lenders) and Clause 11 (Payments in respect of SBLCs) and any other terms and conditions agreed with the Borrower and such SBLC Lenders at the time such SBLCs are issued or amended.

                                   SECTION 4

                     REPAYMENT, PREPAYMENT AND CANCELLATION

6.     REPAYMENT

6.1    Repayment of Loans

       The Borrower shall repay the Loans in full on the Repayment Date.

6.2    Reborrowing

       The Borrower cannot reborrow any part of the Term Loan Facility which is repaid.

7.     PREPAYMENT AND CANCELLATION

7.1    Illegality

       If it becomes unlawful in any relevant jurisdiction for a Lender to perform any of its obligations as contemplated by this Agreement or to fund its participation in any Loan or to issue an SBLC:

       7.1.1 that Lender shall promptly notify the Agent upon becoming aware of that event;

       7.1.2 upon the Agent notifying the Borrower, the Commitment of that Lender will be immediately cancelled;

       7.1.3 if that Lender is a Term Loan Lender, the Borrower shall repay that Lender's participation in the Loans made to the Borrower on the last day of the Interest Period for each Loan occurring after the Agent has notified the Borrower or, if earlier, the date specified by the Lender in the notice delivered to the Agent (being no earlier than the last day of any applicable grace period permitted by law); and

       7.1.4 if that Lender is an SBLC Lender, the Borrower shall at the option of the relevant SBLC Lender either provide the relevant SBLC Lender with cash cover in respect of its participation under SBLCs or shall procure the reduction to zero (by variation of the terms thereof) of the amount which may be demanded for on such SBLC Lender under all SBLCs or shall procure the cancellation of all SBLCs to which the SBLC Lender is a party.

7.2    Voluntary cancellation

       The Borrower may, if it gives the Agent not less than 10 Business Days (or such shorter period as the Majority Lenders may agree) prior notice, cancel the whole or any part (being a minimum amount of HK$50,000,000) of the Available Term Loan Facility and/or the Available SBLC Facility. Any cancellation under this Clause 7.2 shall reduce the Commitments of the Lenders under the relevant Facility rateably.

7.3    Voluntary prepayment of Loans

       7.3.1 The Borrower may, if it gives the Agent not less than 10 Business Days prior written notice, prepay the whole or any part of any Loan (but, if in part, being an amount that reduces the amount of the Loan by a minimum amount of

              HK$50,000,000 and an integral multiple of HK$50,000,000) on the last day of an Interest Period.

       7.3.2 A Loan may only be prepaid after the last day of the Availability Period.

       7.3.3 A prepayment fee of 1.5 per cent. of the amount prepaid under Clause 7.3.1 shall be payable by the Borrower to the Agent (for the account of each Term Loan Lender) on the date of prepayment if such prepayment is not made in accordance with Clauses 7.3.1 and 7.3.2 (subject to Clause 7.3.4 below).

       7.3.4 No prepayment fee shall be payable if a Loan is prepaid in whole or in part in order to maintain the Loan to Value Ratio pursuant to Clause 23.8 (Loan to Value Ratio) or pursuant to Clause 7.6 (Mandatory Prepayment).

7.4    Additional right of prepayment and cancellation

       7.4.1  If:

              (A) any sum payable to any Lender by the Borrower is required to be increased under Clause 14.2 (Tax gross-up); or

              (B) any Lender claims indemnification from the Borrower under Clause 14.3 (Tax indemnity) or Clause 15.1 (Increased costs); or

              (C) interest on a Term Loan Lender's participation in a Loan is being calculated in accordance with Clause 12.1 (Market disruption),

              the Borrower may, whilst the circumstance giving rise to the requirement or indemnification or market disruption continues, give the Agent notice of cancellation of the Term Loan Commitment and/or, as the case may be, SBLC Commitment of that Lender and its intention to procure the prepayment of that Lender's participation in the Loans and/or, as the case may be (subject to the Beneficiary's consent (which shall not be unreasonably withheld or delayed) to the reduction of a corresponding amount of the RMB Loan or providing alternative collateral therefor acceptable to the Beneficiary) reduce the SBLCs by an aggregate amount equal to such Lender's participation therein and release such Lender from its obligations under this Agreement in respect of such SBLCs.

       7.4.2 On receipt of a notice referred to in paragraph 7.4.1 above, the Term Loan Commitment of that Lender shall immediately be reduced to zero.

       7.4.3 On the last day of each Interest Period which ends after the Borrower has given notice under paragraph 7.4.1 above (or, if earlier, the date specified by the Borrower in that notice, subject to payment of all amounts payable under Clause 16.4 (Break costs), the Borrower shall (without the payment of any fee) prepay that Lender's participation in that Loan.

7.5    Restrictions

       7.5.1 Any notice of cancellation or prepayment given by any Party under this Clause 7 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

       7.5.2 Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, if applicable the prepayment fee under Clause 7.3.3 and all other amounts payable under this Agreement including without limitation any amounts payable under Clause 16.4 (Break costs).

       7.5.3 The Borrower may not reborrow any part of the Term Loan Facility which is prepaid.

       7.5.4 The Borrower shall not repay or prepay all or any part of the Loans or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.

       7.5.5 No amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

7.6    Mandatory Prepayment

       In the event that the RMB Borrower voluntarily repays or prepays in full the RMB Loan and has discharged and released all or any of the Mortgages (other than by reason of the RMB Lender demanding early repayment), then the Agent, acting upon the instructions of the Majority Lenders, may, by written notice to the Borrower require the Borrower to repay the Loan together with all interest incurred thereon. If the Agent serves a notice on the Borrower pursuant to this Clause 7.6 then the Borrower shall not later than the last day of the then current Interest Period repay the Loan in full together with all interest accrued thereon.

       If the Agent receives a notice under this Clause 7 it shall promptly forward a copy of that notice to either the Borrower or the affected Lender, as appropriate.

                                   SECTION 5

                               INTEREST AND FEES

8.     INTEREST

8.1    Calculation of interest

       The rate of interest on each Loan for each Interest Period is the percentage rate per annum which is the aggregate of the applicable:

       8.1.1  Margin; and

       8.1.2  HIBOR.

8.2    Payment of interest

       The Borrower shall pay accrued interest on each Loan on the last day of each Interest Period for that Loan.

8.3    Default interest

       8.3.1 If the Borrower fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the Unpaid Sum from the due date up to the date of actual payment (both before and after judgment) at a rate one per cent. (1%) per annum higher than the rate which would have been payable if the Unpaid Sum had, during the period of non-payment, constituted a Loan for successive Interest Periods, each of a duration selected by the Agent (acting reasonably). Any interest accruing under this Clause 8.3 shall be immediately payable by the Borrower on demand by the Agent.

       8.3.2 The rate of default interest arising on an Unpaid Sum in relation to the SBLC Facility shall be determined in accordance with Clause 11.6 (SBLC Default Interest).

       8.3.3 The default rate will be determined by the Agent on the first day of such period selected by the Agent (acting reasonably) as the Interest Period for such Unpaid Sum.

       8.3.4 Default interest (if unpaid) arising on an Unpaid Sum will be compounded with such Unpaid Sum at the end of each Interest Period applicable to such Unpaid Sum but will remain immediately due and payable.

8.4    Notification of rates of interest

       The Agent shall promptly (and in any event before 5:00 p.m. (Hong Kong time) on the date of determination) notify the Lenders and the Borrower of the determination of a rate of interest under this Agreement.

9.     INTEREST PERIODS

9.1    Selection of Interest Periods

       9.1.1 The Borrower may select an Interest Period for a Loan in the Drawdown Request for that Loan or (if the Loan has already been borrowed) by written notice to the Agent whether in the form of a Rollover Notice or otherwise.

       9.1.2 Each written notice to select an Interest Period given by the Borrower (other than in the Drawdown Request) for a Loan is irrevocable and must be delivered to the Agent by the Borrower not later than two (2) Business Days before the commencement of that Interest Period.

       9.1.3 If the Borrower does not deliver a written notice to the Agent in accordance with paragraph 9.1.2 above, the relevant Interest Period will be the same length as the previous Interest Period.

       9.1.4 Subject to this Clause 9, the Borrower may select an Interest Period of one (1), two (2), three (3) or, six (6) Months or any other period agreed between the Borrower and the Agent (acting on the instructions of all the Lenders).

       9.1.5 An Interest Period for a Loan shall not extend beyond the Repayment Date. If an Interest Period would otherwise overrun the Repayment Date, it shall be shortened so that it ends on the Repayment Date.

       9.1.6 Each Interest Period for a Loan shall start on the Drawdown Date or (if already made) on the last day of its preceding Interest Period.

9.2    Non-Business Days

       If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

9.3    Consolidation of Loans

       Notwithstanding Clause 9.1 (Selection of Interest Periods), the first Interest Period for each Loan shall end on the same day as the current Interest Period for any other Loan. On the last day of those Interest Periods, those Loans shall be consolidated and treated as one single Loan.

10.    RIGHT OF SBLC LENDERS

10.1   Indemnity

       The Borrower agrees to indemnify each SBLC Lender, forthwith on first demand, against any and all sums paid out by such SBLC Lender under or pursuant to an SBLC in the same currency as such sums and for that purpose will make payments to such SBLC Lender in accordance with the provisions of this Agreement.

10.2   Borrower's confirmation

       The Borrower confirms and agrees that:

       10.2.1 each SBLC Lender shall be entitled and bound to make any payment demanded in writing by the Beneficiary under an SBLC without making any investigation as to the bona fide nature, validity or genuineness of any such request or demand or the capacity of or any limitation on the powers of any person issuing such demand notwithstanding that the Borrower may dispute the validity of such demand or payment or that the SBLC Lender may not have confirmed that the Borrower agrees to the validity of such demand or such payment;

       10.2.2 the liability and obligation of such SBLC Lender to make such payment shall be in no way diminished or prejudiced if it should appear that, as between the Beneficiary and such SBLC Lender, the Beneficiary was not entitled for whatever reason to demand payment under such SBLC or that such demand was not valid or genuine;

       10.2.3 the SBLC Lenders deal in documents only and shall not be concerned with the legality of any claim or any other underlying transaction or any set-off, counterclaim or defence as between the Borrower and the Beneficiary;

       10.2.4 the obligations of the Borrower under this Agreement, including, without limitation, its obligations under this Clause 10 shall not be affected by any act, omission, matter or thing which but for this provision, might operate to release or otherwise exonerate the Borrower from such obligations in whole or in part whether or not known to the Borrower, including, without limitation:

              (A) any time or waiver granted to or composition with any SBLC Lender, the Beneficiary or any other person whatsoever; or

              (B) any taking, variation, compromise, renewal or release of or refusal or neglect to perfect or enforce any rights, remedies or securities available to the SBLC Lender concerned, the Beneficiary or any other person or arising under any SBLC; or

              (C) any variation of the SBLCs so that references in this Agreement to any SBLC shall include any such variation in that SBLC.

10.3   Continuing Indemnity

       The indemnity contained in Clause 10.1 (Indemnity) above shall be a continuing indemnity, shall extend to the ultimate balance of the liabilities under any of the SBLCs and shall continue in force notwithstanding any intermediate payment in whole or in part of any liability under any SBLC.

10.4   SBLC Certificate

       A certificate, in writing, signed by an officer of an SBLC Lender and certifying the total amount of all claims, costs, damages, expenses, liabilities, losses and obligations (actual or contingent) of that SBLC Lender under or in respect of any SBLC shall be conclusive evidence of the matters so certified, in the absence of manifest error.

10.5   No invalidity

       No invalidity or unenforceability of all or any part of this Clause 10 or of any other term of this Agreement shall affect any rights of indemnity or otherwise which an SBLC Lender would or may have in the absence of or, in addition to the provisions of this Clause 10 or any other term of this Agreement.

11.    PAYMENTS IN RESPECT OF SBLCS

11.1   Demand on the Borrower

       When any payment is made by an SBLC Lender under or pursuant to an SBLC, such SBLC Lender shall as soon as practicable after:

       11.1.1 making such payment; or

       11.1.2 if such payment is effected by the debiting of any account of such SBLC Lender by the bank (if any) at which payment under such SBLC is available, receipt by such SBLC Lender of such bank's debit advice, make demand on the Borrower for payment of:

              (A)    an amount equal to the amount of such payment; and

              (B) interest thereon payable under Clause 11.2 (Payment by the Borrower).

11.2   Payment by the Borrower

       The Borrower shall, forthwith on first demand, pay to an SBLC Lender an amount equal to the aggregate of:

       11.2.1 each sum paid by such SBLC Lender under an SBLC; and

       11.2.2 interest thereon (which shall accrue in accordance with Clause
              11.6 (SBLC Default Interest), for the period from the date of such payment by such SBLC Lender up to the date of actual reimbursement by the Borrower.

11.3   Prepayment of the RMB Facility and reduction of the SBLCs

       11.3.1 If the RMB Borrower prepays any RMB Loan under any applicable provision of the RMB Master Agreement:

              (A) in full (together with all other amounts payable in respect thereof under or pursuant to this Agreement) the relevant SBLCs shall be returned to the Agent for cancellation in accordance with the provisions of the RMB Master Agreement; or

              (B) in part only, the Beneficiary shall confirm in writing to the Agent on behalf of the SBLC Lenders that the Principal Amount of the SBLC issued to the Beneficiary is reduced by the proportion of the amount prepaid which the SBLC issued to it bears to all the SBLCs issued to the Beneficiary, and the Agent, for and on behalf of the SBLC Lenders, shall cancel or, as the case may be, reduce, the SBLC's concerned and notify the SBLC Lenders and the Beneficiary.

       11.3.2 A non-refundable prepayment fee of one point five per cent (1.5%) of the amount reduced or cancelled under Clause 11.3.1 shall be payable by the Borrower to the Agent (for the account of each SBLC Lender) on the date of such reduction or cancellation unless:

              (A) the Borrower gives the Agent not less than six (6) Months prior written notice to cancel or reduce the whole or any part of any SBLC; and

              (B) the prepayment of the RMB Facility shall be made solely from funds from the Charged Account,

              provided that no prepayment fee shall be payable under this Clause 11.3.2 if the reduction or cancellation of such SBLC is to maintain the FX Cushion and/or the Loan to Value Ratio pursuant to the terms of this Agreement.

       11.3.3 The SBLC Facility (and SBLCs issued under it) shall be reduced in accordance with Schedule 7 provided that the reductions shall at all times reflect the amortisation schedule of the RMB Facility as determined from time to time by the RMB Lender and the date of each reduction shall be one (1) Month from the due date of the equivalent repayment instalment under the RMB Facility (or if earlier the date of actual payment of such repayment instalment).

       11.3.4 The SBLC Facility (and the SBLCs issued under it, including any SBLCs referred to in Clause 5.9 (Uncommitted Facility)) may be reduced from time to time (with the consent of the Agent and the Beneficiary (such consent not to be unreasonably withheld or delayed)) in order to reduce the value of the issued SBLCs to maintain the FX Cushion. Any additional collateral provided to the Lenders or any of them pursuant to Clause 5.9 (Uncommitted Facility) shall be released upon the reduction of the related SBLC in respect of which such collateral was given. Any portion of the SBLC Facility and such SBLCs reduced in accordance with this Clause may thereafter from time to time either (i) be increased by an aggregate amount not exceeding the aggregate amount of such reduction(s) if required to maintain the FX Cushion provided that any such increase in the SBLC Facility shall not be more than the FX Cushion or (ii) be reduced or cancelled in accordance with Clause 11.3.1 but without payment of any prepayment fee under Clause 11.3.2. The Agent shall make such amendments to the SBLCs as may be required from time to time in accordance with Clause 5.8 (Requests for Amendments to SBLC) (or issue new SBLCs and amend the existing SBLCs) to give effect to this Clause.

       11.3.5 Any reduction or increase in the amount of the SBLC Facility under Clause 11.3.4 shall only be permitted if the Loan to Value Ratio is not breached.

11.4   Cancellation of SBLCs

       After its Expiry Date, the Agent shall, on behalf of the SBLC Lenders, promptly confirm to the Beneficiary and the Borrower that the SBLC concerned has been cancelled.

11.5   SBLC Issuance Fee

       11.5.1 The Borrower shall pay to the Agent for the account of each SBLC Lender a non-refundable (subject to Clause 11.5.3) issuance fee on the aggregate amount of that SBLC Lender's Proportion of the face amount of each issued SBLC at the rate of zero point six eight per cent. (0.68%) per annum. The SBLC Issuance Fee for each SBLC shall be payable in advance on the date of issuance of such SBLC and then on 31st December 2002, 20th March 2003 and at the end of each three (3) Month period after 20th March 2003 to the Repayment Date (each a "SBLC Issuance Fee Payment Date") provided that the period in which each SBLC Issuance Fee relates to shall commence on the relevant SBLC Issuance Fee Payment Date and end on the day immediately preceding the following SBLC Issuance Fee Payment Date.

       11.5.2 The amount of each SBLC Issuance Fee shall be determined with reference to scheduled reductions in the amount of the SBLC Facility and shall be adjusted at the end of each such period to reflect the actual daily outstanding amount during such period.

       11.5.3 If the SBLC Lenders are required to make any refunds to the Borrower as a result of such adjustments under Clause 11.5.2 then any refund shall be deducted from the amount of SBLC Issuance Fee payable on the following SBLC Issuance Fee Payment Date provided that the maximum amount of any refund that the SBLC Lenders are required to make shall be limited to the total amount of SBLC Issuance Fee payable on such SBLC Issuance Fee Payment Date.

11.6   SBLC Default Interest

       If the Borrower fails to pay any sum under the SBLC Facility when due, the Borrower shall pay interest on such sum from and including the due date to the date of until payment (after as well as before judgement) at the rate per annum determined by the Agent to be the aggregate of

       11.6.1 two point four five per cent (2.45%); and

       11.6.2 HIBOR or the SBLC Lenders' cost of funds whichever is the higher.

12.    CHANGES TO THE CALCULATION OF INTEREST

12.1   Market disruption

       12.1.1 If a Market Disruption Event occurs in relation to a Loan for any Interest Period, then the rate of interest on each Term Loan Lender's share of that Loan for the Interest Period shall be the rate per annum which is the sum of:

              (A)    the Margin; and

              (B) the rate notified to the Agent by that Term Loan Lender as soon as practicable and in any event before interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage rate per annum the cost to that Term Loan Lender of funding its participation in that Loan from whatever source it may reasonably select.

       12.1.2 In this Agreement "Market Disruption Event" means:

              (A) at or about 12:00 noon (Hong Kong time) on the relevant Quotation Date HIBOR is not available and the Agent is unable to determine HIBOR for the relevant Interest Period; or

              (B) before close of business in Hong Kong on the Quotation Day for the relevant Interest Period, the Agent receives notifications from a Term Loan Lender or Term Loan Lenders (whose participations in a Loan exceed 50 per cent. of that Loan) that the cost to it or them of obtaining matching deposits in the Hong Kong Interbank Market would be in excess of HIBOR for the relevant Interest Period.

12.2   Alternative basis of interest or funding

       12.2.1 If a Market Disruption Event occurs and the Agent or the Borrower so requires, the Agent and the Borrower shall enter into negotiations (for a period of not more than thirty (30) days) with a view to agreeing a substitute basis for determining the rate of interest.

       12.2.2 Any alternative basis agreed pursuant to paragraph 12.2.1 above shall, with the prior consent of all the Term Loan Lenders and the Borrower, be binding on all Parties.

13.    FEES

13.1   Term Loan Commitment fee

       The Borrower shall pay to the Agent (for the account of each Term Loan Lender) a non-refundable fee calculated as follows:

       13.1.1 for the first three Months period after the Agreement Date (the "First Term Loan Available Period"), the commitment fee shall be waived;

       13.1.2 for the following three Months period after the end of the First Term Loan Available Period (the "Second Term Loan Available Period"), at the rate of 0.1% per annum on each Term Loan Lender's Available Term Loan Commitment; and

       13.1.3 for the period from the end of the Second Term Loan Available Period to the date of expiry of the Availability Period, at the rate of 0.4% per annum on each Term Loan Lender's Available Term Loan Commitment.

13.2   SBLC Commitment Fee

       The Borrower shall pay to the Agent (for the account of each SBLC Lender) a non-refundable fee calculated as follows:

       13.2.1 for the first Month after the Agreement Date (the "First SBLC Available Period"), the commitment fee shall be waived;

       13.2.2 for the following five Months period after the end of the First SBLC Available Period (the "Second SBLC Available Period"), at the rate of 0.1% per annum on each SBLC Lender's Available SBLC Commitment; and

       13.2.3 for the period from the end of the Second SBLC Available Period to the date of expiry of the Availability Period, at the rate of 0.4% per annum on each SBLC Lender's Available SBLC Commitment.

13.3   Payment of Commitment Fee

       13.3.1 The commitment fee under Clause 13.1 (Term Loan Commitment Fee) and 13.2 (SBLC Commitment Fee) above shall accrue after the Agreement Date until the date of expiry of the Availability Period.

       13.3.2 The accrued commitment fee under Clause 13.1 (Term Loan Commitment Fee) and 13.2 (SBLC Commitment Fee) is payable on the date of expiry of the Availability Period and on the cancelled amount of the relevant SBLC Lender's Commitment at the time the cancellation is effective.

13.4   Arrangement fee

       The Borrower shall pay to the Co-ordinating Arranger (for its own account) a non-refundable arrangement fee in the amount and at the time agreed in the Arrangement Fee Letter.

                                   SECTION 6

                         ADDITIONAL PAYMENT OBLIGATIONS

14.    TAX GROSS-UP AND INDEMNITIES

14.1   Definitions

       14.1.1 In this Clause 14:

              "Protected Party" means a Finance Party which is or will be, for or on account of Tax, subject to any liability or required to make any payment in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.

              "Tax Credit" means a credit against, relief or remission for, or repayment of any Tax.

              "Tax Deduction" means a deduction or withholding for or on account of Tax from a payment under a Finance Document.

              "Tax Payment" means an increased payment made by the Borrower to a Finance Party under Clause 14.2 (Tax gross- up) or a payment under Clause 14.3 (Tax indemnity).

       14.1.2 In this Clause 14 a reference to "determines" or "determined" means a determination made in the absolute discretion of the person making the determination (acting reasonably).

14.2   Tax gross-up

       14.2.1 The Borrower shall make all payments to be made by it under this Agreement without any Tax Deduction, unless a Tax Deduction is required by law.

       14.2.2 The Borrower or a Lender shall promptly upon becoming aware that the Borrower must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Agent accordingly. If the Agent receives such notification from a Lender it shall notify the Borrower.

       14.2.3 If a Tax Deduction is required by law to be made by the Borrower the amount of the payment due from the Borrower shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

       14.2.4 If the Borrower is required by law to make a Tax Deduction, the Borrower shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

       14.2.5 Within thirty (30) days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Borrower shall deliver to the Agent for the Finance Party entitled to the payment evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

14.3   Tax indemnity

       14.3.1 The Borrower shall (within three (3) Business Days of demand by the Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party.

       14.3.2 Clause 14.3.1 above shall not apply with respect to any Tax assessed on a Finance Party:

              (A) under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

              (B) under the law of the jurisdiction in which that Finance Party's Facility Office is located in respect of amounts received or receivable in that jurisdiction,

              if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party.

       14.3.3 A Protected Party making, or intending to make a claim pursuant to Clause 14.3.1 above shall promptly notify the Agent of the event which will give, or has given, rise to the claim, following which the Agent shall notify the Borrower.

       14.3.4 A Protected Party shall, on receiving a payment from the Borrower under this Clause 14.3 notify the Agent.

14.4   Tax Credit

       If the Borrower makes a Tax Payment and the relevant Finance Party determines, in its sole discretion, that:

       14.4.1 a Tax Credit is attributable to that Tax Payment; and

       14.4.2 that Finance Party has obtained, utilised and retained that Tax Credit,

       the Finance Party shall make a reasonable endeavour and to the extent that it can do so without prejudice to the retention of such Tax Credit pay an amount to the Borrower which that Finance Party determines, in its sole discretion, will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been made by the Borrower.

15.    INCREASED COSTS

15.1   Increased costs

       15.1.1 Subject to Clause 15.3 (Exceptions) the Borrower shall, within three (3) Business Days of a demand by the Agent, pay for the account of a Finance Party the amount of any Increased Costs (as defined in Clause 15.1.2) incurred by that Finance Party or any of its Affiliates as a result of any change in law or in its interpretation or administration and/or compliance with any request from or requirement of any central bank or other fiscal, revenue, monetary or other authority (with the requests or requirements of which the relevant Finance Party is accustomed to comply, whether or not such requests or requirements have the force of law) or any change thereto in each case occurring after the Agreement Date.

       15.1.2 In this Agreement "Increased Costs" means:

              (A) a reduction in the rate of return from the Facility or on a Finance Party's (or its Affiliate's) overall capital;

              (B)    an additional or increased cost; or

              (C) a reduction of any amount due and payable under any Finance Document,

              which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into the Finance Documents or funding or performing its obligations under any Finance Document.

15.2   Increased cost claims

       15.2.1 A Finance Party intending to make a claim pursuant to Clause 15.1 (Increased costs) shall notify the Agent of the event giving rise to the claim, following which the Agent shall promptly notify the Borrower.

       15.2.2 Each Finance Party shall, as soon as practicable after a demand by the Agent, provide a certificate confirming the amount of its Increased Costs.

15.3   Exceptions

       Clause 15.1 (Increased costs) does not apply to the extent any Increased Cost is:

       15.3.1 attributable to a deduction or withholding for or on account of Tax from payment under a Finance Document;

       15.3.2 compensated for by Clause 14.3 (Tax indemnity); or

       15.3.3 attributable to the willful breach by the relevant Finance Party or its Affiliates of any law or regulation.

16.    OTHER INDEMNITIES

16.1   Currency indemnity

       16.1.1 If any sum due from an Obligor under the Finance Documents (a "Sum"), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the "First Currency") in which that Sum is payable into another currency (the "Second Currency") for the purpose of:

              (A)    making or filing a claim or proof against that Obligor;

              (B) obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings, that Obligor shall as an independent obligation, within three (3) Business Days of demand, indemnify each Finance Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (1) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (2) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

       16.1.2 The Borrower waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

16.2   Other indemnities

       The Borrower shall, within three (3) Business Days of demand, indemnify each Lender against any cost, loss or liability incurred by that Lender as a result of:

       16.2.1 the occurrence of any Event of Default;

       16.2.2 a failure by an Obligor to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 29 (Sharing among the Lenders);

       16.2.3 funding, or making arrangements to fund, its participation in a Loan requested by the Borrower in a Drawdown Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Lender alone); or

       16.2.4 a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment given by the Borrower.

16.3   Indemnity to the Agent

       The Borrower shall promptly indemnify the Agent against any cost, loss or liability incurred by the Agent (acting reasonably) as a result of:

       16.3.1 a Default or perceived Default; or

       16.3.2 acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised.

16.4   Break costs

       16.4.1 The Borrower shall within three (3) Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of a Loan or Unpaid Sum being paid by the Borrower on a day other than the last day of an Interest Period for that Loan or Unpaid Sum.

       16.4.2 Each Lender shall, as soon as reasonably practicable after a demand by the Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in which they accrue.

17.    MITIGATION BY THE FINANCE PARTIES

17.1   Mitigation

       17.1.1 Each Finance Party shall, in consultation with the Borrower, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under, or cancelled pursuant to, any of Clause 7.1 (Illegality), Clause 14 (Tax gross-up and indemnities) or Clause 15 (Increased costs) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

       17.1.2 Clause 17.1.1 above does not in any way limit the obligations of the Borrower under the Finance Documents.

17.2   Limitation of liability

       17.2.1 The Borrower shall indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 17.1 (Mitigation).

       17.2.2 A Finance Party is not obliged to take any steps under Clause
              17.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

18.    EXPENSES

18.1 The Borrower shall promptly on demand pay the Agent and the Co-ordinating Arranger the amount of all costs and expenses (including legal fees) reasonably incurred by any of them in connection with the negotiation, preparation, documentation, printing and execution of:

       18.1.1 this Agreement and any other documents referred to in this Agreement; and

       18.1.2 any other Finance Documents executed after the Agreement Date.

19.    COSTS

19.1   Amendment costs

       If an Obligor requests an amendment, waiver or consent, such Obligor shall, within three (3) Business Days of demand, reimburse the Agent for the amount of all costs and expenses (including legal fees) reasonably incurred by the Agent in responding to, evaluating, negotiating or complying with that request or requirement.

19.2   Enforcement costs

       The Borrower shall, within three (3) Business Days of demand, pay to each Finance Party the amount of all costs and expenses (including legal fees) incurred by that Finance Party in connection with the enforcement of, or the preservation of any rights under, any Finance Document.

                                   SECTION 7

                                   GUARANTEE

20.    GUARANTEE AND INDEMNITY

20.1   Guarantee and indemnity

       The Guarantor irrevocably and unconditionally:

       20.1.1 guarantees to each Finance Party punctual performance by the Borrower of all the Borrower's obligations under the Finance Documents;

       20.1.2 undertakes with each Finance Party that whenever the Borrower does not pay any amount when due under or in connection with any Finance Document, the Guarantor shall immediately on demand pay that amount as if it was the principal obligor; and

       20.1.3 indemnifies each Finance Party immediately on demand against any cost, loss or liability suffered by that Finance Party if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal. The amount of the cost, loss or liability shall be equal to the amount which that Finance Party would otherwise have been entitled to recover.

20.2   Continuing guarantee

       This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by the Borrower under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

20.3   Reinstatement

       If any payment by the Borrower or any discharge given by a Finance Party (whether in respect of the obligations of the Borrower or any security for those obligations or otherwise) is avoided or reduced as a result of insolvency or any similar event:

       20.3.1 the liability of the Guarantor shall continue as if the payment, discharge, avoidance or reduction had not occurred; and

       20.3.2 each Finance Party shall be entitled to recover the value or amount of that security or payment from the Guarantor, as if the payment, discharge, avoidance or reduction had not occurred.

20.4   Waiver of defences

       The obligations of the Guarantor under this Clause 20 will not be affected by an act, omission, matter or thing which, but for this Clause, would reduce, release or prejudice any of its obligations under this Clause 20 (without limitation and whether or not known to it or any Finance Party including:

       20.4.1 any time, waiver or consent granted to, or composition with, the Borrower or other person;

       20.4.2 the release of the Borrower or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

       20.4.3 the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, the Borrower or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

       20.4.4 any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of the Borrower or any other person;

       20.4.5 any amendment (however fundamental) or replacement of a Finance Document or any other document or security;

       20.4.6 any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or

       20.4.7 any insolvency or similar proceedings.

20.5   Immediate recourse

       The Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from the Guarantor under this Clause 20. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

20.6   Appropriations

       Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:

       20.6.1 refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and the Guarantor shall not be entitled to the benefit of the same; and

       20.6.2 hold in an interest-bearing suspense account any moneys received from the Guarantor or on account of the Guarantor's liability under this Clause 20.

20.7   Deferral of the Guarantor's rights

       Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Agent otherwise directs, the Guarantor will not exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents:

       20.7.1 to be indemnified by the Borrower; and/or

       20.7.2 to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party.


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

20.8   Additional security

       This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party.




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


                                   SECTION 8

              REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT

21.    REPRESENTATIONS

       Each Obligor (or, in the case of Clause 21.16 (Negative Pledge), each Obligor other than the Guarantor) makes the representations and warranties set out in this Clause 21 to each Finance Party on the Agreement Date.

21.1   Status

       21.1.1 It is a corporation, duly incorporated and validly existing under the law of jurisdiction of its incorporation.

       21.1.2 It has the power to own its assets and carry on its business as it is being conducted.

21.2   Binding obligations

       The obligations expressed to be assumed by it in each Finance Document are, subject to any general principles of law limiting its obligations which are specifically referred to in any legal opinion delivered pursuant to Clause 4 (Conditions of Drawdown), legal, valid, binding and enforceable obligations.

21.3   Non-conflict with other obligations

       The entry into and performance by it of, and the transactions contemplated by, the Finance Documents do not and will not conflict with:

       21.3.1 any law or regulation applicable to it;

       21.3.2 its constitutional documents; or

       21.3.3 any agreement or instrument binding upon it or any of its assets.

21.4   Power and authority

       It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Finance Documents to which it is a party and the transactions contemplated by those Finance Documents.

21.5   Authorizations

       All Authorizations required or desirable:

       21.5.1 to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents to which it is a party; and

       21.5.2 to make the Finance Documents to which it is a party admissible in evidence in the jurisdiction of its incorporation,

       have been obtained or effected and are in full force and effect.


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

21.6   Governing law and enforcement

       Subject as referred to in the legal opinions delivered pursuant to Clause 4 (Conditions of Drawdown):

       21.6.1 the choice of Hong Kong law as the governing law of the Finance Documents to which it is party will be recognised and enforced in its jurisdiction of incorporation;

       21.6.2 any judgment obtained in Hong Kong in relation to a Finance Document to which it is a party will be recognised and enforced in its jurisdiction of incorporation.

21.7   Deduction of Tax

       It is not required under the law of its jurisdiction of incorporation to make any deduction for or on account of Tax from any payment it may make under any Finance Document.

21.8   No filing or stamp taxes

       Other than the registration of the Debenture and the Share Charge (and the payment of registration fees in connection therewith) referred to in the legal opinions delivered pursuant to Clause 4 (Conditions of Drawdown), under the law of its jurisdiction of incorporation it is not necessary that the Finance Documents to which it is party be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar tax be paid on or in relation to the Finance Documents to which it is party or the transactions contemplated by the Finance Documents to which it is party.

21.9   No default

       21.9.1 No Default is continuing or might reasonably be expected to result from the making of any Drawdown or any issue of SBLCs.

       21.9.2 No other event or circumstance is outstanding which constitutes a default under any other agreement or instrument which is binding on it, (and in the case of the Guarantor, the Guarantor and any of its Major Subsidiaries) or to which its, (and in the case of the Guarantor, the Guarantor and its Major Subsidiaries') assets are subject which might have a Material Adverse Effect.

21.10  Financial statements

       The audited financial statements (including a profit and loss account, balance sheet and any other financial statements, required by the laws of Hong Kong) of an Obligor most recently delivered to the Agent have been prepared in accordance with accounting principles and practices generally accepted in Hong Kong consistently applied and have been prepared, examined, audited, reported on and approved in accordance with all procedures required by its constitutional documents and the laws of Hong Kong and there has been no material adverse change in the financial condition of such Obligor since the date to which those accounts were drawn up.


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

21.11  No material adverse change

       To the best of its knowledge and belief, there has been no material adverse change in its financial position (or, in the case of the Guarantor, in the consolidated financial position of itself and its Major Subsidiaries) from that set forth in the financial statements referred to in Clause 21.10 (Financial statements).

21.12  Pari passu ranking

       Its payment obligations under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

21.13  No proceedings pending or threatened

       No litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency which, if adversely determined, might reasonably be expected to have a Material Adverse Effect have (to the best of its knowledge and belief) been started or threatened against it (and in the case of the Guarantor, the Guarantor and any of its Major Subsidiaries).

21.14  Insolvency

       It has not taken any corporate action and no other steps have been taken or legal proceedings have been started or threatened against it for its winding up, dissolution, administration or reorganisation or for the appointment of a receiver, liquidator, administrator, trustee or similar officer of it or of any or all of its assets or revenues.

21.15  Ownership

       It is, or is a wholly-owned subsidiary (either directly or indirectly) of, the Guarantor.

21.16  Negative Pledge

       Save for the Security permitted pursuant to paragraph 23.3.2 of Clause
       23.3 (Negative Pledge), no Security exists over any of its present or future assets, rights or revenues.

21.17  No immunity

       Neither it nor any of its assets is entitled to immunity on the grounds of sovereignty or otherwise from any legal action or proceedings (which shall include, without limitation, suit, attachment prior to judgment, execution or other enforcement) in respect of its liabilities under the Finance Documents.

21.18  Repetition

       The Repeating Representations are deemed to be made by each Obligor by reference to the facts and circumstances then existing on the date of each Drawdown Request, the date of each SBLC Application, the date of each SBLC Amendment Application and the first day of each Interest Period, except (i) in the case of the representation and warranty set out in Clause 21.10 (Financial statements) which shall be deemed to be made with reference to the most recent financial statements delivered to the Agent under Clause 22 (Information Undertakings) and (ii) in the case of Clause 21.11 (No Material Adverse Change) which is deemed to be made by each Obligor by reference to the facts and circumstances then existing on the date of each Drawdown Request, the date of each SBLC Application and date of each SBLC Amendment Application only.

22.    INFORMATION UNDERTAKINGS

       The undertakings in this Clause 22 shall remain in force from the Agreement Date for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

22.1   Financial statements of the Guarantor

       The Guarantor shall supply to the Agent in sufficient copies for all
       Lenders:

       22.1.1 as soon as the same become available, but in any event within 180 days after the end of each of its financial years its audited consolidated financial statements for that financial year; and

       22.1.2 as soon as the same become available, but in any event within 120 days after the end of each of its financial half year interim reports for that financial half year.

22.2   Financial Statements of the Obligors

       Each of the Obligors (other than the Guarantor) shall supply to the Agent in sufficient copies for all the Lenders as soon as the same shall become available, but in any event within 180 days after the end of its financial years its financial statements for that financial year.

22.3   Information: miscellaneous

       Each Obligor shall supply to the Agent (in sufficient copies for each of the Lenders, if the Agent so requests):

       22.3.1 all documents dispatched by that Obligor to its creditors generally (and, in the case of the Guarantor, to its shareholders (or any class of them)) at the same time as they are dispatched;

       22.3.2 promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against it, (and in the case of the Guarantor, the Guarantor and any of its Major Subsidiaries), and which might, if adversely determined, have a Material Adverse Effect; and

       22.3.3 promptly, such further information regarding the financial condition, business and operations of it (and in the case of the Guarantor, the Guarantor and any of its Major Subsidiaries) as any Finance Party (through the Agent) may reasonably request.

22.4   Notification of default

       22.4.1 Each Obligor shall notify the Agent of any Default or breach of any representations and warranties under Clause 21
              (Representations) (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless that Obligor is aware that a notification has already been provided by another Obligor).

       22.4.2 Promptly upon a request by the Agent, an Obligor shall supply to the Agent a certificate signed by one of its directors or senior officers on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

22.5   Leasing Account report

       The Guarantor shall procure that the RMB Borrower supplies to the Agent a semi-annual leasing account report in substantially the form of
       Schedule 10 at the end of June and December of each year, in a form with details reasonably satisfactory to the Agent within 45 days after each half-yearly end and which shall:

       22.5.1 confirm that (a) all rental income, sales of proceeds and other earnings from the PRC Properties which is owned by the RMB Borrower have been deposited in the Charged Account and (b) all funds in the Charged Account have been used in accordance with the terms of the Account Charge and the other Finance Documents; and

       22.5.2 give details of any sale of the PRC Properties and any other information concerning the PRC Properties and/or Charged Account as the Agent shall reasonably request.

22.6   Lease Agreement

       On the date of this Agreement and on an annual basis thereafter, the Guarantor shall procure that the RMB Borrower supplies to the Agent the standard form lease agreement and the projected rental price for the PRC Properties which is owned by the RMB Borrower for the Agent's consent (such consent shall not be unreasonably withheld or delayed).

23.    GENERAL UNDERTAKINGS

       The undertakings in this Clause 23 remain in force from the Agreement Date for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

23.1   Authorizations

       Each Obligor shall promptly:

       23.1.1 obtain, comply with and do all that is necessary to maintain in full force and effect; and

       23.1.2 supply certified copies to the Agent of,

       any Authorization required under any law or regulation of its jurisdiction of incorporation or its constitutional documents to enable it to perform its obligations under the Finance Documents and to ensure the legality, validity, enforceability or admissibility in evidence in the jurisdiction of its incorporation of any Finance Document.


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

23.2   Compliance with laws

       Each Obligor shall comply in all respects with all laws to which it may be subject, if failure to comply would impair its ability to perform its obligations under the Finance Documents.

23.3   Negative pledge

       23.3.1 Each Obligor (other than the Guarantor) shall not (and shall ensure that the RMB Borrower shall not) create or permit to subsist any Security over any of its assets.

       23.3.2 Paragraph 23.3.1 does not apply to:

              (A) any lien arising by operation of law and in the ordinary course of business or in respect of Taxes;

              (B) any Security approved by the Agent (acting on the instruction of the Majority Lenders); and

              (C) any Security over the PRC Properties existing as at the Agreement Date.

23.4   Disposals

       23.4.1 No Obligor shall (and an Obligor shall ensure that no other member of the Group will), without the prior written consent of the Majority Lenders, enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any business, asset, or revenue.

       23.4.2 Paragraph 23.4.1 above does not apply (1) to the Guarantor and
              (2) to any sale, lease, transfer or other disposal made in the ordinary course of business of the disposing entity or to any Permitted Disposal.

23.5   Merger

       No Obligor (other than the Guarantor) shall without the prior written approval of the Agent (acting on the instructions of the Majority Lenders), (and shall ensure that no other member of the Group will), enter into any amalgamation, demerger, merger or corporate reconstruction.

23.6   Change of business

       No Obligor shall make any change to the general nature of its business from that carried on at the Agreement Date.

23.7   Ownership

       The Guarantor shall ensure that it shall remain the direct or indirect beneficial owner (1) of 100% of the issued share capital of each of the Borrower, the Chargor and Gain Score and (2) of at least 75% of the registered capital of the RMB Borrower (and to have a 100% beneficial interest in the RMB Borrower).


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

23.8   Loan to Value Ratio

       The Borrower undertakes that if at any time the Loan to Value Ratio exceeds sixty-five per cent (65%) it shall promptly notify the Agent and shall within 30 days of such notification, maintain the Loan to Value Ratio at fifty per cent (50%) by either (i) repaying sufficient amounts outstanding under the Term Loan Facility or (ii) providing further security or making other arrangements (each in form and substance acceptable to the Lenders (acting reasonably)). For the purposes of determining the Loan to Value Ratio and at the Agent's reasonable request, the Borrower undertakes at its own cost once per calendar year to arrange for a full appraisal report of the PRC Properties and any other security acceptable to the Agent for the purposes of the Loan to Value Ratio. The Borrower may consent (such consent not to be unreasonably withheld or delayed) to any request by the Agent for an additional valuation report to be provided.

23.9   RMB Borrower

       Each of the Guarantor and Gain Score shall procure that the RMB Borrower shall comply with its obligations under the RMB Facility, and the Guarantor shall procure that each of the other Obligors shall comply with its obligations under the Facilities.

23.10  Subordination

       23.10.1 Each of the Obligors agrees that any Financial Indebtedness extended by it to any other member of the Group shall be subordinated in all respects to the obligations owed by the Obligors to the Lenders under the Facilities.

       23.10.2 The undertaking in paragraph 23.10.1 above shall not apply in respect of any Financial Indebtedness extended in relation to (1) expenses provided that the reimbursement of such expenses do not exceed an aggregated amount of HK$20 million (or its equivalent in any other currency or currencies) per year and (2) the expenses payable under Clause 13 (Fees) and Clause 18 (Expenses).

23.11  Release of security

       23.11.1 The Guarantor undertakes to procure that the RMB Borrower shall not release or discharge any of the Mortgages or the Account Charge without the prior written consent of the Majority Lenders (such consent not to be unreasonably withheld or delayed).

       23.11.2 Paragraph 23.11.1 does not apply to any Mortgage which is to be released to permit the sale of any part of the PRC Properties pursuant to the terms of the Finance Documents.

23.12  Preservation of assets

       Each of the Obligors undertakes to procure that the RMB Borrower shall not dispose of any of the PRC Properties (other than Permitted Disposals), purchase any additional assets (other than Permitted Purchases) or incur any Financial Indebtedness or liability (other than Permitted Indebtedness) without the prior written consent of the Majority Lenders (not to be unreasonably withheld or delayed).


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

23.13  Release of shares

       Except with the prior written consent of the Majority Lenders (not to be unreasonably withheld or delayed), Gain Score will not permit any of its rights under the co-operative joint venture contract in the RMB Borrower to be altered or transferred to a third party in any respect or to increase the registered capital of the RMB Borrower.

23.14  Loans and Guarantees

       Gain Score and the RMB Borrower shall not make any loans, grant any credit or give any guarantee or indemnity to or for the benefit of any person other than in the ordinary course of business and to its shareholders unless it has received prior written consent of the Majority Lenders.

24.    EVENTS OF DEFAULT

       Each of the events or circumstances set out in Clause 24 (other than Clause 24.16 (Acceleration)) is an Event of Default.

24.1   Non-payment

       An Obligor does not pay on the due date any amount payable pursuant to a Finance Document at the place at and in the currency in which it is expressed to be payable unless:

       24.1.1 its failure to pay is caused by administrative or technical error; and

       24.1.2 payment is made within three (3) Business Days of its due date.

24.2   Specific Undertakings

       An Obligor fails to comply with Clause 23.3 (Negative Pledge), Clause
       23.4 (Disposals), Clause 23.5 (Merger) or Clause 23.7 (Ownership).

24.3   Other obligations

       24.3.1 An Obligor does not comply with any provision of the Finance Documents (other than those referred to in Clause 24.1 (Non-payment) and Clause 24.2 (Specific Undertakings)).

       24.3.2 No Event of Default shall occur under Clause 24.3.1 above unless the circumstances underlying such Event of Default are:

              (A) not (in the reasonable opinion of the Agent) capable of being remedied; or

              (B) not remedied within 20 Business Days of the Agent giving written notice to the relevant Obligor requiring it to remedy (or, If earlier, within 20 Business Days of the date on which the Borrower first became aware of such breach).


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

24.4   Misrepresentation

       Any representation or statement made or deemed to be made by an Obligor in the Finance Documents or any other document delivered by or on behalf of any Obligor under or in connection with any Finance Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be made unless the underlying circumstances (if in the Agent's reasonable opinion capable of remedy) are remedied within 20 Business Days of the Agent giving written notice to the relevant Obligor requiring it to remedy or, if earlier, within 20 Business Days of the date on which such Obligor became aware of such breach, and its effect is such as to be reasonably likely (in the reasonable opinion of the Agent) to give rise to a Material Adverse Effect.

24.5   Cross default

       24.5.1 Any Financial Indebtedness of the Guarantor or any of its Major Subsidiaries is not paid when due nor within any originally applicable grace period.

       24.5.2 Any Financial Indebtedness of the Guarantor or any of its Major Subsidiaries is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

       24.5.3 Any commitment for any Financial Indebtedness of the Guarantor or any Major Subsidiary of the Guarantor is cancelled or suspended by a creditor of the Guarantor or any Major Subsidiary of the Guarantor as a result of an event of default (however described).

       24.5.4 Any creditor of the Guarantor or any Major Subsidiary of the Guarantor becomes entitled to declare any Financial Indebtedness of the Guarantor or such Major Subsidiary due and payable prior to its specified maturity as a result of an event of default (however described)

       provided that (i) it shall not constitute an Event of Default under Clauses 24.5.1 to 24.5.4 in the case of any member of the Group (if, the aggregate amount of all such Financial Indebtedness in relation to such member of the Group is less than HK$20 million (or, in the case of the Guarantor, or a Major Subsidiary of the Guarantor, US$30,000,000) (or its equivalent in any other currency or currencies)) and (ii) this Clause 24.5 shall not apply to the Financial Indebtedness of the RMB Borrower.

24.6   Insolvency

       24.6.1 The Guarantor or any of its Major Subsidiaries is unable or admits inability to pay its debts as they fall due, suspends making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness.

       24.6.2 A moratorium is declared in respect of any indebtedness of the Guarantor or any of its Major Subsidiaries.


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

24.7   Insolvency proceedings

       Any corporate action, legal proceedings or other procedure or step is taken in relation to:

       24.7.1 the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganization (by way of voluntary arrangement, scheme of arrangement or otherwise) of the Guarantor or any of its Major Subsidiaries other than a solvent liquidation or reorganisation of the Guarantor or a Major Subsidiary of the Guarantor;

       24.7.2 a composition, assignment or arrangement with any creditor of the Guarantor or any of its Major Subsidiaries;

       24.7.3 the appointment of a liquidator (other than in respect of a solvent liquidation of the Guarantor or a Major Subsidiary of the Guarantor), receiver, administrator, compulsory manager or other similar officer in respect of any member of the Group or any of its assets (save for any such person appointed by the RMB Borrower in respect of indebtedness under the RMB Facility); or

       24.7.4 enforcement of any Security over any assets of any member of the Group (provided that it shall not constitute an Event of Default if such Security secures (or the breach giving rise to such enforcement is an amount of) Financial Indebtedness or commitment for Financial Indebtedness which is less than HK$20,000,000 (or, in the case of the Guarantor, US$30,000,000) or is Security for the RMB Facility),

       or any analogous procedure or step is taken in any jurisdiction.

24.8   Creditors' process

       Any expropriation, attachment, sequestration, distress or execution affects any asset or assets of a member of the Group (which is to recover assets with a book value greater than HK$20,000,000) or, in the case of the Guarantor, US$30,000,000 (in each case, or its equivalent in any other currency or currencies)) (save for any such action or event by the RMB Borrower in respect of indebtedness under the RMB Facility) and is not discharged within ten (10) Business Days.

24.9   Ownership by the Guarantor

       The Guarantor ceases to be the direct or indirect beneficial owner (1) of 100% of the issued share capital of each of the Borrower, the Chargor or Gain Score or (2) of 75% of the registered capital of the RMB Borrower (or to have a 100% beneficial interest in the RMB Borrower).

24.10  Unlawfulness

       It is or becomes unlawful or illegal for an Obligor to perform any of its obligations under the Finance Documents and such non-performance has a Material Adverse Effect.


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

24.11  Repudiation

       An Obligor repudiates a Finance Document or evidences an intention to repudiate a Finance Document where to do so would have a Material Adverse Effect.

24.12  Material adverse change

       Any event or series of events occurs which has a Material Adverse
       Effect.

24.13  Government intervention

       All or a material part of the undertakings, assets, rights or revenues of or shares or other ownership interests of any member of the Group are seized, nationalised, expropriated or compulsorily acquired by or under the authority of any Government.

24.14  Cessation or change of business

       24.14.1 Any member of the Group suspends or ceases or threatens to suspend or cease to carry on all or a substantial part of its respective business.

       24.14.2 The general nature of the business of any member of the Group (other than the Guarantor) changes substantially from that of the Agreement Date.

24.15  Guarantee

       The guarantee of the Guarantor under Clause 20 (Guarantee and Indemnity) is not effective or is alleged by an Obligor to be ineffective for any reason.

24.16  Acceleration

       On and at any time after the occurrence of an Event of Default which is continuing the Agent may, and shall if so directed by the Majority Lenders, by notice to the Borrower:

       24.16.1 cancel the Total Commitments whereupon they shall immediately be cancelled;

       24.16.2 declare that all or part of the Loans, together with accrued interest, and all other amounts accrued under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable; and/or

       24.16.3 declare that all or part of the Loans be payable on demand, whereupon they shall immediately become payable on demand by the Agent on the instructions of the Majority Lenders.

                                   SECTION 9

                               CHANGES TO PARTIES

25.    CHANGES TO THE LENDERS

25.1   Assignments and transfers by the Lenders

       Subject to this Clause 25, a Lender (the "Existing Lender") may:

       25.1.1 assign any of its rights under HKD Finance Documents; or

       25.1.2 transfer by novation any of its rights and obligations under HKD Finance Documents,

       to any other bank or financial institution (the "New Lender").

25.2   Conditions of assignment or transfer

       25.2.1 The consent of the Borrower is required for an assignment or transfer by a Lender, unless the assignment or transfer is to another bank or financial institution or an Affiliate of a Lender.

       25.2.2 The consent of the Borrower to an assignment or transfer must not be unreasonably withheld or delayed. The Borrower will be deemed to have given its consent five (5) Business Days after the Lender has requested it unless consent is expressly refused by the Borrower within that time.

       25.2.3 An assignment will only be effective on receipt by the Agent of written confirmation from the New Lender (in form and substance satisfactory to the Agent) that the New Lender will assume the same obligations to the other Parties as it would have been under if it was an Original Lender.

       25.2.4 A transfer will only be effective if the procedure set out in Clause 25.5 (Procedure for transfer) is complied with.

       25.2.5 If:

              (A) a Lender assigns or transfers any of its rights or obligations under the Finance Documents or any of them or changes its Facility Office; and

              (B) as a result of circumstances existing at the date the assignment or transfer, the Borrower would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Clause 14 (Tax gross-up and indemnities) or Clause 15.1 (Increased costs), then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred.

25.3   Assignment or transfer fee

       The New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Agent (for its own account) a fee of US$500.


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

25.4   Limitation of responsibility of Existing Lenders

       25.4.1 Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

              (A) the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents;

              (B)    the financial condition of any Obligor;

              (C) the performance and observance by any Obligor of its obligations under the Finance Documents or any other documents; or

              (D) the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document,

              and any representations or warranties implied by law are excluded.

       25.4.2 Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

              (A) has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Finance Document; and

              (B) will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

       25.4.3 Nothing in any Finance Document obliges an Existing Lender to:

              (A) accept a re-transfer from a New Lender of any of the rights and obligations assigned or transferred under this Clause 25; or

              (B) support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under the Finance Documents or otherwise.

25.5   Procedure for transfer

       25.5.1 Subject to the conditions set out in Clause 25.2 (Conditions of assignment or transfer) a transfer is effected in accordance with paragraph 25.5.2 below when the Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender. The Agent shall, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate and deliver a copy of that Transfer Certificate to the Borrower.


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

       25.5.2 On the Transfer Date:

              (A) to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents each of the Obligors and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and their respective rights against one another shall be cancelled (being the "Discharged Rights and Obligations");

              (B) each of the Obligors and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor and the New Lender have assumed and/or acquired the same in place of that Obligor and the Existing Lender;

              (C) the Agent, the Co-ordinating Arranger, the New Lender and other Lenders shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Agent, the Co-ordinating Arranger and the Existing Lender shall each be released from further obligations to each other under this Agreement; and

              (D)    the New Lender shall become a Party as a "Lender".

25.6   Disclosure of information

       A Lender may not disclose any information about any Obligor, the Group and the Finance Documents to any other person other than any of its Affiliates and their respective legal or other advisers or any person:

       25.6.1 to (or through) whom that Lender assigns or transfers (or may potentially assign or transfer) all or any of its rights and obligations under this Agreement;

       25.6.2 with (or through) whom that Lender enters into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made by reference to, this Agreement or any Obligor; or

       25.6.3 to whom, and to the extent that, information is required to be disclosed by any applicable law or regulation,

       and, in relation to paragraphs 25.6.1 and 25.6.2 above, any person to whom the information is to be given which has entered into a confidentiality undertaking. However, each Finance Party is entitled to disclose confidential information:-

       (i) in connection with any proceedings arising out of or in connection with the Finance Documents;

       (ii) if required to do so by an order of a court of competent jurisdiction whether in pursuance of any procedure for discovering documents or otherwise;


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

       (iii) pursuant to any law or regulation in accordance with which that Finance Party is required or accustomed to act;

       (iv) to any governmental, banking or taxation authority of competent jurisdiction where such disclosure is required by such authority; or

       (v) to its auditors or legal or other professional advisers where required by them in connection with their professional duties with such Finance Party.

26.    CHANGE TO THE BORROWER

       The Borrower may not assign any of its rights or transfer any of its rights or obligations under the Finance Documents.



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                                   SECTION 10

                              THE FINANCE PARTIES

27.    ROLE OF THE AGENT AND THE CO-ORDINATING ARRANGER

27.1   Appointment of the Agent

       27.1.1 Each of the Co-ordinating Arranger and the Lenders appoints the Agent to act as its agent under and in connection with the Finance Documents.

       27.1.2 Each of the Co-ordinating Arranger and the Lenders authorises the Agent to exercise the rights, powers, authorities and discretions specifically given to the Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

27.2   Duties of the Agent

       27.2.1 The Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Agent for that Party by any other Party.

       27.2.2 If the Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the Lenders.

       27.2.3 The Agent shall promptly notify the Lenders of any Default arising under Clause 24.1 (Non-payment).

       27.2.4 The Agent's duties under the Finance Documents are solely mechanical and administrative in nature.

27.3   Role of the Co-ordinating Arranger

       Except as specifically provided in the Finance Documents, the Co-ordinating Arranger has no obligations of any kind to any other Party under or in connection with any Finance Document.

27.4   No fiduciary duties

       27.4.1 Nothing in this Agreement constitutes the Agent or the Co-ordinating Arranger as a trustee or fiduciary of any other person.

       27.4.2 Neither the Agent nor the Co-ordinating Arranger shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

27.5   Business with the Group

       The Agent and the Co-ordinating Arranger may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.


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


27.6   Rights and discretions of the Agent

       27.6.1 The Agent may rely on:

              (A) any representation, notice or document believed by it to be genuine, correct and appropriately authorised; and

              (B) any statement made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify.

       27.6.2 The Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that:

              (A) no Default has occurred (unless it has actual knowledge of a Default arising under Clause 24.1 (Non-payment));

              (B) any right, power, authority or discretion vested in any Party or the Majority Lenders has not been exercised.

       27.6.3 The Agent may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts.

       27.6.4 The Agent may act in relation to the Finance Documents through its personnel and agents.

27.7   Majority Lenders' instructions

       27.7.1 Unless a contrary indication appears in a Finance Document, the Agent shall:

              (A) act in accordance with any instructions given to it by the Majority Lenders or, if so instructed by the Majority Lenders, refrain from acting or exercising any right, power, authority or discretion vested in it as Agent; and

              (B) not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with such an instruction of the Majority Lenders.

       27.7.2 Unless a contrary indication appears in a Finance Document, any instructions given by the Majority Lenders will be binding on all the Lenders and the Co-ordinating Arranger.

       27.7.3 The Agent may refrain from acting in accordance with the instructions of the Majority Lenders (or, if appropriate, the Lenders) until it has received such security as it may require for any cost, loss or liability (together with any associated services tax) which it may incur in complying with the instructions.

       27.7.4 In the absence of instructions from the Majority Lenders, (or, if appropriate, the Lenders) the Agent may act (or refrain from taking action) as it considers to be in the best interest of the Lenders.


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

       27.7.5 The Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender's consent) in any legal or arbitration proceedings relating to any Finance Document.

27.8   Responsibility for documentation

       Neither the Agent nor the Co-ordinating Arranger:

       27.8.1 is responsible for the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by the Agent, the Co-ordinating Arranger, an Obligor or any other person given in or in connection with any Finance Document; or

       27.8.2 is responsible for the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Finance Document.

27.9   Exclusion of liability

       27.9.1 Without limiting paragraph 27.9.2 below, the Agent will not be liable for any action taken by it under or in connection with any Finance Document, unless directly caused by its gross negligence or willful misconduct.

       27.9.2 No Party may take any proceedings against any officer, employee or agent of the Agent in respect of any claim it might have against the Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and any officer, employee or agent of the Agent may rely on this Clause.

       27.9.3 The Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Agent if the Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Agent for that purpose.

27.10  Lenders' indemnity to the Agent

       Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Agent, within three (3) Business Days of demand, against any cost, loss or liability incurred by the Agent (otherwise than by reason of the Agent's gross negligence or willful misconduct) in acting reasonably as Agent under the Finance Documents (unless the Agent has been fully reimbursed by an Obligor pursuant to a Finance Document).

27.11  Resignation of the Agent

       27.11.1 Subject to the prior written notice given by the Agent to the Borrower, the Agent may resign and appoint one of its Affiliates acting through an office in Hong Kong as successor by giving notice to the Lenders and the Obligors.


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

        27.11.2 Alternatively the Agent may resign by giving notice to the Lenders and the Obligors, in which case the Majority Lenders (after obtaining the prior written approval of the Borrower (not to be unreasonably withheld or delayed)) may appoint a successor Agent.

        27.11.3 If the Majority Lenders have not appointed a successor Agent in accordance with paragraph 27.11.2 above within thirty (30) days after notice of resignation was given, the Agent may appoint a successor Agent (acting through an office in Hong Kong) which shall be a reputable financial institution.

        27.11.4 The retiring Agent shall, at its own cost, make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.

        27.11.5 The Agent's resignation notice shall only take effect upon the appointment of a successor.

        27.11.6 Upon the appointment of a successor, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause 27. Its successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

27.12   Confidentiality

        27.12.1 In acting as agent for the Finance Parties, the Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

        27.12.2 If information is received by another division or department of the Agent, it may be treated as confidential to that division or department and the Agent shall not be deemed to have notice of it.

        27.12.3 Notwithstanding any other provision of any Finance Document to the contrary, neither the Agent nor the Co-ordinating Arranger are obliged to disclose to any other person (i) any confidential information or (ii) any other information if the disclosure would or might in its reasonable opinion constitute a breach of any law or a breach of a fiduciary duty.

27.13   Relationship with the Lenders

        The Agent may treat each Lender as a Lender, entitled to payments under this Agreement and acting through its Facility Office unless it has received not less than five Business Days prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

27.14   Credit appraisal by the Lenders

        Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms to the Agent and the Co-ordinating Arranger that it has been, and will continue to be, solely


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

        responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

        27.14.1 the financial condition, status and nature of each member of the Group;

        27.14.2 the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

        27.14.3 whether that Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

        27.14.4 the adequacy, accuracy and/or completeness of any information provided by the Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document.

28.     CONDUCT OF BUSINESS BY THE FINANCE PARTIES

        No provision of this Agreement will:

        28.1.1 interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

        28.1.2 oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

        28.1.3 oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

29.     SHARING AMONG THE LENDERS

29.1    Payments to Lenders

        If a Lender (a "Recovering Lender") receives or recovers any amount from an Obligor other than in accordance with Clause 30 (Payment mechanics) and applies that amount to a payment due under the Finance Documents then:

        29.1.1 the Recovering Lender shall, within three Business Days, notify details of the receipt or recovery, to the Agent;

        29.1.2 the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Lender would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with Clause 30 (Payment mechanics), without taking account of any Tax


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

                which would be imposed on the Agent in relation to the receipt, recovery or distribution; and

        29.1.3 the Recovering Lender shall, within three (3) Business Days of demand by the Agent, pay to the Agent an amount (the "Sharing Payment") equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Lender as its share of any payment to be made, in accordance with Clause 30.5 (Partial payments).

29.2    Redistribution of payments

        The Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Lender) in accordance with Clause 30.5 (Partial payments).

29.3    Recovering Lender's rights

        29.3.1  On a distribution by the Agent under Clause 29.2
                (Redistribution of payments), the Recovering Lender will be subrogated to the rights of the Finance Parties which have shared in the redistribution.

        29.3.2 If and to the extent that the Recovering Lender is not able to rely on its rights under paragraph 29.3.1 above, the relevant Obligor shall be liable to the Recovering Lender for a debt equal to the Sharing Payment which is immediately due and payable.

29.4    Reversal of redistribution

        If any part of the Sharing Payment received or recovered by a Recovering Lender becomes repayable and is repaid by that Recovering Lender, then:

        29.4.1 each Lender which has received a share of the relevant Sharing Payment pursuant to Clause 29.2 (Redistribution of payments) shall, upon request of the Agent, pay to the Agent for account of that Recovering Lender an amount equal to its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Lender for its proportion of any interest on the Sharing Payment which that Recovering Lender is required to pay); and

        29.4.2 that Recovering Lender's rights of subrogation in respect of any reimbursement shall be cancelled and the relevant Obligor will be liable to the reimbursing Lender for the amount so reimbursed.

29.5    Exceptions

        29.5.1 This Clause 29 shall not apply to the extent that the Recovering Lender would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the relevant Obligor.

        29.5.2 A Recovering Lender is not obliged to share with any other Lender any amount which the Recovering Lender has received or recovered as a result of taking legal or arbitration proceedings, if:

                (A) it notified the other Lenders of the legal or arbitration proceedings; and


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

                (B) the other Lender had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice or did not take separate legal or arbitration proceedings.




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


                                   SECTION 11

                                 ADMINISTRATION

30.     PAYMENT MECHANICS

30.1    Payments to the Agent

        30.1.1 On each date on which an Obligor or a Lender is required to make a payment under a Finance Document, that Obligor or Lender shall make the same available to the Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

        30.1.2 Payment shall be made to the following account with ICBC HK the payment details of which are: For HK$, Bank Code: 214, Branch
                Code: 120-0001, For account of The Industrial and Commercial Bank of China, Hong Kong Branch, Attn: Loan Processing Department, or such other account with such bank as the Agent shall specify.

30.2    Distributions by the Agent

        Each payment received by the Agent under the Finance Documents for another Party shall, subject to Clause 30.3 (Distributions to the Obligor) and Clause 30.4 (Clawback) be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Agent by not less than five Business Days' notice with a bank in the principal financial centre of the country of that currency.

30.3    Distributions to an Obligor

        The Agent may (with the consent of the Obligor or in accordance with Clause 31 (Set-off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

30.4    Clawback

        30.4.1 Where a sum is to be paid to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that other Party until it has been able to establish to its satisfaction that it has actually received that sum.

        30.4.2 If the Agent pays an amount to another Party and it proves to be the case that the Agent had not actually received that amount, then the Party to whom that amount was paid by the Agent shall on demand refund the same to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds.


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

30.5    Partial payments

        30.5.1 If the Agent receives a payment that is insufficient to discharge all the amounts then due and payable by an Obligor under the Finance Documents, the Agent shall apply that payment towards the obligations of that Obligor under the Finance Documents in the following order:

                (A) first, in or towards payment pro rata of any unpaid fees, costs and expenses of the Agent under the Finance Documents;

                (B) secondly, in or towards payment of any unpaid fees of the Co-ordinating Arranger under this Agreement;

                (C) thirdly, in or towards payment pro rata of any accrued interest or commission due but unpaid under this Agreement;

                (D) fourthly, in or towards payment pro rata of any principal due but unpaid under this Agreement; and

                (E) fifthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

        30.5.2 The Agent shall, if so directed by the Majority Lenders, vary the order set out in paragraphs 30.5.1(C) to 30.5.1(E) above.

        30.5.3 Paragraphs 30.5.1 and 30.5.2 above will override any appropriation made by an Obligor.

30.6    No set-off by Obligor

        All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

30.7    Business Days

        30.7.1 Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

        30.7.2 During any extension of the due date for payment of any principal or an Unpaid Sum under this Agreement interest is payable on the principal at the rate payable on the original due date.

30.8    Currency of account

        30.8.1 Subject to paragraphs 30.8.2 to 30.8.3 below, HK Dollars is the currency of account and payment for any sum due from an Obligor under any Finance Document.

        30.8.2 Each payment in respect of costs, expenses or Tax shall be made in the currency in which the costs, expenses or Tax are incurred.

        30.8.3 Any amount expressed to be payable in a currency other than HK Dollars shall be paid in that other currency.


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

31.     SET-OFF

        A Finance Party may set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off. The Finance Party shall notify the Agent and the Borrower forthwith upon the exercise or purported exercise of any right of set-off giving full details in relation thereto and the Agent shall inform the other Lenders.

32.     NOTICES

32.1    Communications in writing

        Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax, letter or telex.

32.2    Addresses

        The address, fax number and telex number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

        32.2.1 in the case of each Lender or any Obligor, that notified in writing to the Agent on or prior to the date on which it becomes a Party; and

        32.2.2  in the case of the Agent, that identified with its name below,

        or any substitute address, fax number, telex number or department or officer as the Party may notify to the Agent (or the Agent may notify to the other Parties, if a change is made by the Agent) by not less than five (5) Business Days' notice.

32.3    Delivery

        32.3.1 Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

                (A) if by way of fax (unless that other person has by fifteen (15) days' notice to the Agent specified another number) when made to such other person to the fax number identified with its signature below (or, in the case of a permitted transferee, at the end of the Transfer Certificate to which it is a party as permitted transferee) and shall be deemed to have been received when transmission has been completed; or

                (B) if by way of letter, when it has been left at the relevant address or three Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address; or


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

                (C) if by way of telex, when despatched, but only if, at the time of transmission, the correct answerback appears at the start and at the end of the sender's copy of the notice;

                and, if a particular department or officer is specified as part of its address details provided under Clause 32.2 (Addresses), if addressed to that department or officer.

        32.3.2 Any communication or document to be made or delivered to the Agent will be effective only when actually received by the Agent and then only if it is expressly marked for the attention of the department or officer identified with the name of the Agent below (or any substitute department or officer as the Agent shall specify for this purpose).

        32.3.3 All notices from or to an Obligor shall be sent through the Agent.

32.4    Notification of address, fax number and telex number

        Promptly upon receipt of notification of an address, fax number and telex number or change of address, fax number or telex number pursuant to Clause 32.2 (Addresses) or changing its own address, fax number or telex number, the Agent shall notify the other Parties.

32.5    English language

        32.5.1 Any notice given under or in connection with any Finance Document must be in English.

        32.5.2 All other documents provided under or in connection with any Finance Document must be:

                (A)     in English; or

                (B) if not in English, and if so required by the Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

33.     CALCULATIONS AND CERTIFICATES

33.1    Accounts

        In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

33.2    Certificates and Determinations

        Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

33.3    Day count convention

        Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 365 days or, in any case where the practice in the Hong Kong Interbank Market differs, in accordance with that market practice.

34.     PARTIAL INVALIDITY

        If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

35.     REMEDIES AND WAIVERS

        No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under the Finance Documents shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

36.     AMENDMENTS AND WAIVERS

36.1    Required consents

        36.1.1 Subject to Clause 36.2 (Exceptions) any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and the Obligors, and any such amendment or waiver will be binding on all Parties.

        36.1.2 The Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause.

36.2    Exceptions

        36.2.1 An amendment or waiver that has the effect of changing or which relates to:

                (A) the definition of "Majority Lenders" in Clause 1.1 (Definitions);

                (B) an extension to the date of payment of any amount under the Finance Documents;

                (C) a reduction in the Margin or the amount of any payment of principal, interest, fees or commission payable;

                (D)     an increase in Commitment;

                (E) a change to or release of any Obligor or incorporation of an additional Obligor;

                (F) any provision which expressly requires the consent of all the Lenders;

                (G) Clause 2.2 (Lenders' rights and obligations), Clause 25 (Changes to the Lenders), Clause 29 (Sharing among the Lenders), Clause 30.8 (Currency of account) or this Clause 36,

                shall not be made without the prior consent of all the Lenders.

        36.2.2 An amendment or waiver which relates to the rights or obligations of the Agent or the Co-ordinating Arranger may not be effected without the consent of the Agent or the Co-ordinating Arranger.

37.     COUNTERPARTS

        Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

                                   SECTION 12

                         GOVERNING LAW AND ENFORCEMENT

38.     GOVERNING LAW

        This Agreement is governed by Hong Kong law.

39.     ENFORCEMENT

39.1    Jurisdiction of Hong Kong courts

        39.1.1 The courts of Hong Kong have non-exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement) (a "Dispute").

        39.1.2 The Parties agree that the courts of Hong Kong are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

        39.1.3 This Clause 39.1 is for the benefit of the Finance Parties only. As a result, no Finance Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions.

39.2    Service of process

        Without prejudice to any other mode of service allowed under any relevant law, each Obligor (other than the Guarantor and the Borrower):

        39.2.1 irrevocably appoints Aranea Limited of 39th Floor, PCCW Tower, Taikoo Place, Quarry Bay, Hong Kong as its agent for service of process in relation to any proceedings before the Hong Kong courts in connection with any Finance Document; and

        39.2.2 agrees that failure by a process agent to notify the relevant Obligor of the process will not invalidate the proceedings concerned.

39.3    Waiver of Immunity

        Each Obligor irrevocably and unconditionally:-

        39.3.1 agrees that in any legal action or proceedings against it or its assets in connection with this Agreement no immunity from such legal action or proceedings (which shall include, without limitation, suit, attachment prior to judgment, other attachment, the obtaining of judgment, execution or other enforcement) shall be claimed by or on behalf of such Obligor or with respect to its assets;

        39.3.2 irrevocably waives any such right of immunity which it or its assets now have or may hereafter acquire or which may be attributed to it or its assets; and

        39.3.3 consents generally in respect of any such legal action or proceedings to the giving of any relief or the issue of any process in connection with such action or proceedings including, without limitation, the making, enforcement or execution against any property whatsoever, (irrespective of its use or intended use) of any order or judgment which may be made or given in such action or proceedings.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

                                   SCHEDULE 1

                              THE ORIGINAL LENDERS


Part I: Term Loan Facility

Name of Original Lender                                       Commitment (HK$)
-----------------------                                       ----------------

The Industrial and Commercial Bank of China,
Hong Kong Branch                                                   750,000,000


Part II: SBLC Facility

Name of Original Lender                                       Commitment (HK$)
-----------------------                                       ----------------

The Industrial and Commercial Bank of China,
Hong Kong Branch                                                 1,300,000,000


                                                  TOTAL:         2,050,000,000

                                   SCHEDULE 2

                              CONDITIONS PRECEDENT

                    CONDITIONS PRECEDENT TO INITIAL DRAWDOWN

1.     The Obligors

       1.1    A copy of the constitutional documents of each Obligor.

       1.2    A copy of a resolution of the board of directors of each Obligor:

              1.2.1 approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute the Finance Documents to which it is a party;

              1.2.2 authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and

              1.2.3 authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, in the case of the Borrower, any Drawdown Request and Rollover Notice) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party.

       1.3 A specimen of the signature of each person authorised by the resolution referred to in paragraph 1.2 above.

       1.4 A certificate of each Obligor (signed by a director) confirming that borrowing or guaranteeing, as appropriate, the Total Commitments would not cause any borrowing, guaranteeing or similar limit binding on such Obligor to be exceeded.

       1.5 A certificate of an authorised signatory of the relevant Obligor certifying that each copy document relating to it specified in this Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the Agreement Date.

       1.6 All Authorizations, governmental or otherwise required by each Obligor (other than those specified in paragraph 2 of this Schedule 2) to authorise, or required by that Obligor or which the Agent considers to be necessary or desirable (if it has notified the relevant Obligor accordingly) in connection with, the execution, delivery, validity, enforceability and admissibility in evidence of the Finance Documents to which it is party and the performance by that Obligor of its respective obligations under the Finance Documents to which it is party.

       1.7    A copy of the Debenture duly executed by Gain Score.

       1.8    A copy of the Share Charge duly executed by the Chargor.

       1.9 A copy of the PCCW Indemnity Letter duly executed by the Guarantor.

       1.10 A copy of each of the RMB Facility Documents duly executed by the RMB Borrower provided that only one executed RMB Loan Agreement and Mortgage will be required for each SBLC to be issued.

       1.11 Share certificates of Gain Score representing 100% of the issued share capital of Gain Score owned by the Chargor and instruments of transfer duly signed (but undated) in respect of such Gain Score shares.

2.     Approval and Registration

       Evidence that the relevant Mortgage has been registered with the appropriate PRC authorities.

3.     Legal opinions

       3.1 A legal opinion of Herbert Smith, legal advisers to the Original Lenders on Hong Kong law, substantially in the form distributed to the Original Lenders prior to signing this Agreement.

       3.2 A legal opinion of Jingtian & Gong Cheng, the legal advisers to the Original Lenders and the RMB Lender on PRC law substantially in the form distributed to the Original Lenders and the RMB Lender prior to signing this Agreement for each SBLC to be issued.

       3.3 A legal opinion of Harney Westwood & Riegels, the legal advisers to the Original Lenders and the RMB Lender on the laws of the British Virgin Islands substantially in the form distributed to the Original Lenders and the RMB Lender prior to signing of this Agreement.

4.     PRC Properties

       4.1 A valuation report addressed to ICBC dated not earlier than 90 days from the Agreement Date on the PRC Properties by CB Richard Ellis or such other independent appraiser as approved by the Agent in its reasonable opinion, showing the aggregate open value of the PRC Properties bearing such amount as will provide for a Loan-to-Value Ratio of 50% or less.

       4.2 Copies of all the tenancy agreements relating to the PRC Properties in form and substance reasonably satisfactory to the Agent.

5.     Other documents and evidence

       5.1    The Arrangement Fee Letter duly executed by the Borrower.

       5.2 Evidence that any process agent referred to in Clause 39.2 (Service of process) of this Agreement has accepted its appointment.

       5.3 The Original Financial Statements of each Obligor (other than the Borrower and the Chargor).

       5.4 Evidence that the fees, costs and expenses then due from the relevant Obligor pursuant to Clause 13 (Fees) and Clause 18 (Expenses) have been paid or will be paid by the first Drawdown Date.

       5.5 Evidence that all insurance policies in relation to the PRC Properties owned by the RMB Borrower note the Beneficiary as sole loss payee.

       5.6 Other documents which may be reasonably required by PRC counsel (and notified in advance to the Obligor).

                                   SCHEDULE 3

                                    REQUESTS

                                     PART I

                                DRAWDOWN REQUEST



From:    Pacific Century HKT Limited

To:      The Industrial and Commercial Bank of China, Hong Kong Branch

Dated:



Dear Sirs

HK$2,050,000,000 Facilities Agreement (the "Facilities Agreement") dated 21st December 2001 with Pacific Century HKT Limited
-----------------------------------------------------------------------------

1.     We wish to borrow a Loan on the following terms:

       Proposed Drawdown Date:     [    ] (or, if that is not a Business Day,
                                   the next Business Day)
       Amount:                     [    ] or, if less, the Available Facility
       Interest Period:            [1, 2, 3 or 6 Months]

2. We confirm that each condition specified in Clause 4.2 (Further conditions precedent) is satisfied on the date of this Drawdown Request.

3.     The proceeds of this Loan should be credited to [account].

4.     This Drawdown Request is irrevocable.

5. Words and expressions defined in the Facilities Agreement shall have the same meanings when used herein.



Yours faithfully



........................................
authorised signatory for
Pacific Century HKT Limited

                                    PART II

                                ROLLOVER NOTICE

From:    Pacific Century HKT Limited


To:      The Industrial and Commercial Bank of China, Hong Kong Branch

Dated:




Dear Sirs

HK$2,050,000,000 Facilities Agreement (the "Facilities Agreement") dated 21st December 2001 with Pacific Century HKT Limited
-----------------------------------------------------------------------------

1.     We refer to the following Loan[s] with an Interest Period ending on
       [        ]*.

2.     We request that the next Interest Period for the above Loan[s] is [   ].

3.     This Rollover Notice is irrevocable.

4. Words and expressions defined in the Facilities Agreement shall have the same meanings when used herein.


Yours faithfully



......................................
authorised signatory for
Pacific Century HKT Limited


-------------
* Insert details of all Loans which have an Interest Period ending on the same date.

                                   SCHEDULE 4

                          FORM OF TRANSFER CERTIFICATE


To:                                                             as Agent

From: [The Existing Lender] (the "Existing Lender") and [The New Lender] (the "New Lender")

Dated:

HK$2,050,000,000 Facilities Agreement (the "Facilities Agreement") dated 21st December 2001 with Pacific Century HKT Limited
-------------------------------------------------------------------------------

1.     We refer to Clause 25.5 (Procedure for transfer):

       (1) The Existing Lender and the New Lender agree to the Existing Lender and the New Lender transferring by novation all or part of the Existing Lender's Commitment, rights and obligations referred to in the Schedule in accordance with Clause 25.5 (Procedure for transfer).

       (2)    The proposed Transfer Date is [      ].

       (3) The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 32.2 (Addresses) are set out in the Schedule.

2. The New Lender expressly acknowledges the limitations on the Existing Lender's obligations set out in paragraph 25.4.3 of Clause 25.4 (Limitation of responsibility of Existing Lenders).

3.     This Transfer Certificate is governed by Hong Kong law.

4. Words and expressions defined in the Facility Agreement shall have the same meanings when used herein.



                                  THE SCHEDULE

              Commitment/rights and obligations to be transferred

Amount of Term Loan     Amount of SBLC       Participation     Participation      Next Interest     Portion
Commitment (HK$)        Commitment (HK$)     Loans drawn       SBLC Issued (HK$)  Payment Date      transferred
                                             (HK$)                                                  (HK$)
[                 ]     [              ]     [            ]    [               ]  [            ]    [          ]

                    Administrative details of the New Lender

Facility Office address:     [                  ]

Account for payments:        [                  ]

Tel. No.:                    [                  ]
Fax No.:                     [                  ]
Attention:                   [                  ]


[Existing Lender]                    [New Lender]
By:                                  By:


This Transfer Certificate is accepted by the Agent and the Transfer Date is
confirmed as [          ].

[Agent]

By:

                                   SCHEDULE 5

                                  FORM OF SBLC


Date:

To:      The Industrial and Commercial Bank of China, Head Office
From:    The Industrial and Commercial Bank of China, Hong Kong Branch


We hereby issue our Irrevocable Standby Letter of Credit No. [        ] in your
favour for the account of Pacific Century HKT Limited (the "Customer") whose
registered office is situated at                                . This Standby
Letter of Credit is available for payment in HK Dollars for an amount up to HK Dollars [amount in words] Only (the "Maximum Liability") subject to the reduction schedule attached to this Standby Letter of Credit (the "Reduction Schedule").

Upon:

       (a)    presentation of your draft(s); and

       (b) receipt of your tested telex demand not later than the expiry date of this Standby Letter of Credit stating the amount drawn and that the amount drawn represents the HK Dollar equivalent (at the relevant exchange rate quoted by you on the date of your drawing) of unpaid indebtedness due to you or your sub-branches by Beijing Jing Wei House and Land Estate Development Co. Ltd. (the "Borrower") under a RMB1,300 million loan facility granted by you to the Borrower on [date], we shall, within seven (7) banking days pay you the amount specified in your draft(s) drawn on us provided that the aggregate amount drawn under this Standby Letter of Credit shall (1) not exceed the Maximum Liability and (2) be reduced in accordance with the amounts and at the times set out in the Reduction Schedule unless as otherwise notified by you via tested telex or authenticated SWIFT to us from time to time.

Except as expressly stated herein, this undertaking is not subject to any agreement, condition or qualification. The obligation of the issuing bank under this Standby Letter of Credit shall be the individual obligation of the issuing bank.

This Standby Letter of Credit will come into effect on [      ] and expire on
[       ] at the counter of The Industrial and Commercial Bank of China, Hong
Kong Branch.

All drafts drawn hereunder must be marked drawn under The Industrial and Commercial Bank of China, Hong Kong Branch (the issuing bank) Standby Letter of
Credit No. [      ] dated [      ].

We engage with you that drafts drawn under and in compliance with the terms of this Standby Letter of Credit shall be duly honoured on due presentation to us.

This Standby Letter of Credit is not transferable and not assignable.

This Standby Letter of Credit is subject to Uniform Customs and Practice for documentary credits (1993 revision) International Chamber of Commerce Publication No. 500.



Best regards,


FOR AND ON BEHALF OF
The Industrial and Commercial Bank of China,
Hong Kong Branch

                                   SCHEDULE 6

                            SBLC REDUCTION SCHEDULE



Installments                   Reduction                  Total Reduction

1st - 4th                      HKD20 Million              HKD80 Million
5th - 8th                      HKD25 Million              HKD100 Million
9th - 12th                     HKD30 Million              HKD120 Million
13th - 16th                    HKD35 Million              HKD140 Million
17th - 20th                    HKD40 Million              HKD160 Million
21st - 23rd                    HKD45 Million              HKD135 Million
24th (Final Maturity)          HKD565 Million             HKD565 Million
                               Total                      HKD1,300 Million

                                   SCHEDULE 7

                            FORM OF SBLC APPLICATION



To:   The Industrial and Commercial Bank of China Hong Kong branch (the "Agent")

From: Pacific Century HKT Limited (the "Borrower")


                                                  _______________________

Dear Sirs,

HK$2,050,000,000 Facility Agreement dated 21st December 2001 between, inter alia, the Borrower and the Agent (the "Facilities Agreement")

We refer to the Facilities Agreement and request the Agent to issue a Standby
Letter of Credit with an aggregate face amount of HK$[        ] as per the
attached application.*

We confirm that:

(a) the representations and warranties set out in Clause 21 of the Facilities Agreement, repeated with reference to the facts and circumstances subsisting at the date of this application, remain true and correct; and

(b) no Default or Event of Default has occurred which remains unwaived or unremedied.


Terms defined in the Facilities Agreement have the same meaning when used in this application.


For and on behalf of,

Pacific Century HKT Limited


_________________________


---------
* Attach application form and supporting documents as required by the Agent.

                                   SCHEDULE 8

                       FORM OF SBLC AMENDMENT APPLICATION


To:   The Industrial and Commercial Bank of China Hong Kong Branch (the "Agent")

From: Pacific Century HKT Limited (the "Borrower")



                                                  _______________________


Dear Sirs,

HK$2,050,000,000 Facilities Agreement dated 21st December 2001 between, inter alia the Borrower and the Agent (the "Facilities Agreement")

We refer to the Facilities Agreement and SBLC issued by Agent as issuing bank
on             pursuant thereto with a current face amount of HK$[         ].

We hereby request the Agent to effect amendments to the SBLC issued on as per the attached application form*, so that following such amendments, the
SBLC will have an aggregate face amount of HK$           .

We confirm that:

(c) the representations and warranties set out in Clause 21 of the Facilities Agreement, repeated with reference to the facts and circumstances subsisting at the date of this application, remain true and correct; and

(d) no Default or Event of Default has occurred which remains unwaived or unremedied.


Terms defined in the Facilities Agreement have the same meaning when used in this application.


For and on behalf of,

Pacific Century HKT Limited



________________________


---------
* Attach application form and supporting documents as required by Agent.

                                   SCHEDULE 9

                                 PRC PROPERTIES



Location:                   Northeast Corner, 4 Worker's Stadium Road North,
                            Chaoyang District, Beijing, PRC;

Delimitation of the Land:   East Boundary:       5 Bai Jia Zhuang Li North;
                            South Boundary:      4 Worker's Stadium Road North;
                            West Boundary:       4 Worker's Stadium Road North;
                            North Boundary:      Worker's Stadium Road North,
                            2 Worker's Stadium Road North, 5 Bai Jia Zhuang Li
                            North;

The Area of Land:           29,350 Square Meters;

The Uses of Land and
Term of Land Use Right:     Commercial (40 years), Office (50 years) and
                            Residential (70)

Serial Number of the
Land Use Right Certificate: Jing Chao Zhong Wai Guo Yong (94) Zi No. 00055

Serial Number of the
Land Use Right
Granting Agreement:         Jing Fang Di Chu Rang [He] Zi (93) No.282 Jing Fang
                            Di Chu Rang [He] Zi (98) No.413

Serial Number of External
Sales License:              Jing Fang Shi Wai Zheng Zi No.118

Gross Floor Areas:          209,451.55 Square Meters.

Area of Tower A:            41,717.24 Square Meters.

Area of Tower B:            20,103.93 Square Meters.

Area of Tower C:            21,718.24 Square Meters.

Area of Tower D:            10,945.80 Square Meters.

Area of Podium:             67,525.00 Square Meters.

Number of car parks:        834 lots.

                                  SCHEDULE 10

                             LEASING ACCOUNT REPORT

                                  SIGNATORIES

The Borrower

PACIFIC CENTURY HKT LIMITED


By:


Address:     Pacific Century CyberWorks Limited
             38th Floor, Citibank Tower
             Citibank Plaza
             3 Garden Road
             Central
             Hong Kong

Tel No.:     (852) 2514 8669

Fax No.:     (852) 2521 5979

Attention:   W. Michael Verge



The Guarantor

PACIFIC CENTURY CYBERWORKS LIMITED

By:


Address:     Pacific Century CyberWorks Limited
             38th Floor, Citibank Tower
             Citibank Plaza
             3 Garden Road
             Central
             Hong Kong

Tel No.:     (852) 2514 8669

Fax No.:     (852) 2521 5979

Attention:   W. Michael Verge

The Co-ordinating Arranger

INDUSTRIAL AND COMMERCIAL BANK OF CHINA (ASIA) LIMITED


By:


Address:      ICBC Tower
              122-126 Queen's Road Central
              Hong Kong

Tel No.:      (852) 2588 1188

Fax No.:      (852) 2588 1160

Attention:    Corporate Banking Department



The Original Lenders

THE INDUSTRIAL AND COMMERCIAL BANK OF CHINA,
HONG KONG BRANCH

By:


Address:      33rd Floor
              9 Queen's Road Central
              Hong Kong

Tel No.:      (852) 2588 1188

Fax No.:      (852) 2588 1160

Attention:    Corporate Banking Department

The Obligors

GAIN SCORE LIMITED

By:


Address:     Pacific Century CyberWorks Limited
             38th Floor, Citibank Tower
             Citibank Plaza
             3 Garden Road
             Central
             Hong Kong

Tel No.:     (852) 2514 8669

Fax No.:     (852) 2521 5979

Attention:   W. Michael Verge



EXCEL BRIGHT PROPERTIES LIMITED

By:


Address:     Pacific Century CyberWorks Limited
             38th Floor, Citibank Tower
             Citibank Plaza
             3 Garden Road
             Central
             Hong Kong

Tel No.:     (852) 2514 8669

Fax No.:     (852) 2521 5979

Attention:   W. Michael Verge

The Agent

THE INDUSTRIAL AND COMMERCIAL BANK OF CHINA, HONG KONG BRANCH


By:


Address:      33rd Floor
              9 Queen's Road Central
              Hong Kong

Tel No.:      (852) 2588 1188

Fax No.:      (852) 2588 1160

Attention:    Corporate Banking Department